                           SECOND AMENDED AND RESTATED

                           LOAN AND SECURITY AGREEMENT

                           Dated as of January 4, 1995

                                     between

                               SILICON VALLEY BANK

                                       and



                                    RASTEROPS
                                       and
                                TRUEVISION, INC.

                                TABLE OF CONTENTS
                                                                         Page

1.   DEFINITIONS AND CONSTRUCTION........................................   1
     1.1  Definitions..................................................     1
     1.2  Accounting Terms.............................................    13

2.   LOAN AND TERMS OF PAYMENT.........................................    13
     2.1  Revolving Advances...........................................    13
     2.2  Letters of Credit............................................    15
     2.3  Overadvances.................................................    16
     2.4  Interest Rates, Interest Payments, and
          Calculations.................................................    16
     2.5  Crediting Payments...........................................    17
     2.6  Fees.........................................................    17
     2.7  Additional Costs.............................................    18
     2.8  Term; Payment of Obligations on Maturity Date................    18

3.   CONDITIONS OF LOANS...............................................    18
     3.1  Conditions Precedent to Initial Loan.........................    18
     3.2  Conditions Precedent to all Loans............................    19

4.   CREATION OF SECURITY INTEREST  ...................................    20
     4.1  Grant, Confirmation, Restatement and Continuation
          of Security Interest.........................................    20
     4.2  Limitation With Respect to Patents and Trademarks
          and Copyrights...............................................    21
     4.3  Delivery of Additional Documentation Required................    21
     4.4  Right to Inspect.............................................    22
     4.5  Lockbox......................................................    22

5.   REPRESENTATIONS AND WARRANTIES....................................    22
     5.1  Due Organization and Qualification...........................    22
     5.2  Due Authorization; No Conflict ..............................    22
     5.3  No Prior Encumbrances; First Priority Security
          Interest in Accounts.........................................    22
     5.4  Bona Fide Accounts...........................................    23
     5.5  Merchantable Inventory.......................................    23
     5.6  Name; Location of Chief Executive Office.....................    24
     5.7  Litigation...................................................    24
     5.8  No Material Adverse Change in Financial
          Statements...................................................    24
     5.9  Solvency ....................................................    24
     5.10 Regulatory Compliance........................................    24
     5.11 Environmental Condition......................................    25
     5.12 Taxes........................................................    25
     5.13 Subsidiaries.................................................    25
     5.14 Government Consents..........................................    25
     5.15 Full Disclosure .............................................    25
     5.16 Locations of Collateral......................................    25
     5.17 Tax Identification Numbers...................................    26
     5.18 No Instruments ..............................................    26
     5.19 Inventory of Subsidiaries....................................    26

     5.20 Indebtedness to Bell Atlantic - Tricon Leasing
          Corporation..................................................    26
     5.21 Copyrights, Trademarks and Patent............................    26

6.   AFFIRMATIVE COVENANTS.............................................    26
     6.1  Good Standing................................................    26
     6.2  Government Compliance........................................    27
     6.3  Financial Statements, Reports, Certificates..................    27
     6.4  Returns......................................................    28
     6.5  Taxes........................................................    28
     6.6  Insurance....................................................    28
     6.7  Principal Depository.........................................    29
     6.8  Quick Ratio..................................................    29
     6.9  Tangible Net Worth...........................................    29
     6.10 Debt-Net Worth Ratio.........................................    29
     6.11 Profitability................................................    30
     6.12 Further Assurances...........................................    30

7.   NEGATIVE COVENANTS................................................    30
     7.1  Extraordinary Transactions and Disposal of Assets............    30
     7.2  Loans; Contingent Liabilities................................    30
     7.3  Restructure..................................................    30
     7.4  Mergers or Acquisitions......................................    31
     7.5  Indebtedness.................................................    31
     7.6  Encumbrances.................................................    31
     7.7  Distributions................................................    31
     7.8  Investments..................................................    31
     7.9  Transactions With Affiliates.................................    31
     7.10 Subordinated Debt............................................    32
     7.11 Compliance...................................................    32
     7.12 Instruments; Security Interest...............................    32
     7.13 Chattel Paper................................................    32

8.   EVENTS OF DEFAULT.................................................    32
     8.1  Payment Default..............................................    32
     8.2  Reporting, Insurance, Financial and Negative
          Covenant Defaults............................................    32
     8.3  Other Covenant Defaults......................................    32
     8.4  Material Adverse Effect......................................    33
     8.5  Attachment...................................................    33
     8.6  Insolvency...................................................    33
     8.7  Other Agreements.............................................    33
     8.8  Subordinated Debt............................................    33
     8.9  Judgments ...................................................    33
     8.10 Misrepresentations...........................................    34
     8.11 Default Under Agreements With Bell Atlantic..................    34

9.   BANK'S  RIGHTS AND REMEDIES.......................................    34
     9.1  Rights and Remedies..........................................    34
     9.2  Power of Attorney............................................    35
     9.3  Bank Expenses; Attorneys' Fees and Costs.....................    36
     9.4  Bank Expenses; Payments Made on Behalf of
          Borrowers....................................................    37
     9.5  Remedies Cumulative..........................................    38

10.  WAIVERS; INDEMNIFICATION; REVIVAL................................     38
     10.1 DEMAND; PROTEST AND OTHER WAIVERS...........................     38
     10.2 Bank's Liability for Collateral.............................     39
     10.3 Indemnification.............................................     39
     10.4 Disgorgement; Revival of Obligations........................     39

11.  NOTICES..........................................................     40

12.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.......................     41

13.  GENERAL PROVISIONS...............................................     41
     13.1 Successors and Assigns......................................     41
     13.2 Time of Essence ............................................     41
     13.3 Severability of Provisions..................................     41
     13.4 Amendments in Writing, Integration..........................     41
     13.5 Counterparts................................................     42
     13.6 Survival....................................................     42

                         LIST OF EXHIBITS AND SCHEDULES



Exhibit A -- Form of Amended and Restated Promissory Note


Schedule of Exceptions

Schedule  2.1   --  Borrowing Certificate

Schedule  5.4   --  Bona Fide Accounts

Schedule  5.7   --  Legal Proceedings

Schedule  5.13  --  Subsidiaries

Schedule 5.16 -- Schedule of Offices, Locations of Collateral and Records Concerning Collateral for RasterOps and Truevision

Schedule 6.3(a)  --  Daily Sales and Collections Report

Schedule 6.3(b)  --  Borrowing Base Certificate

Schedule 6.3(c)  --  Compliance Certificate

     This SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is entered into as of January 4 , 1995, effective as of November 15, 1994, by and among
                  ---
SILICON VALLEY BANK ("Bank"), RASTEROPS, a California corporation, and TRUEVISION, INC., an Indiana corporation, and amends, restates and supersedes the "Amended and Restated Loan Agreement", as defined below. RasterOps and Truevision are hereafter collectively referred to as "Borrowers" and individually as a "Borrower."

                                    RECITALS

     A. On or about May 26, 1994, Borrower and Lender entered into that certain Amended and Restated Loan and Security Agreement, effective as of November 15, 1993 (the "Amended and Restated Loan Agreement"), which amended, restated and superseded that certain Business Loan Agreement dated as of May 12, 1993, and certain other "Related Documents" as defined in the Business Loan Agreement;

     B. The Amended and Restated Loan Agreement matured on November 15, 1994 and Borrowers have requested that Bank extend the maturity date, renew its loan facility with Borrowers for another year, and amend the terms of the Amended and Restated Loan Agreement;

     C. Bank is willing to extend the maturity date, renew its loan facility and amend the terms and conditions of the Amended and Restated Loan Agreement, but only upon the terms, and subject to the conditions, contained herein.

     NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:


                                    AGREEMENT

     1.   DEFINITIONS AND CONSTRUCTION

          1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

               "Accounts" means all presently existing and hereafter arising accounts, rights to payment, contract rights, chattel paper, general intangibles, and all other forms of obligations owing to any Borrower, each arising out of or in connection with the sale or lease of goods by such Borrower, the rendering of services by such Borrower or the licensing of any property of such Borrower, whether or not earned by performance, any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by such Borrower, such Borrower's Books relating to any of the foregoing, and all accounts receivable of every kind and nature. The term Accounts includes all "accounts" as such term is defined in the Code.

               "Advances" shall have the meaning set forth in Section 2.1 hereof.

               "Affiliate" means any person or entity that owns or controls directly or indirectly ten percent or more of the stock of another entity, any person that controls or is controlled by or is under common control with such persons or any Affiliate of such persons or each of such person's officers, directors, joint venturers or partners.

               "Agreement" shall mean this Amended and Restated Loan and Security Agreement, including all amendments, modifications and supplements hereto and any appendices, exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

               "Amended and Restated Loan Agreement" shall have the meaning set forth in the Recitals to this Agreement.

               "Avid-Technology - Ireland" means Avid Technology - Ireland.

               "Bank" means Silicon Valley Bank and its assignees.

               "Bank Expenses" shall have the meaning assigned to it in Section
9.3 of this Agreement.

               "Borrower(s)" means RasterOps, a California corporation, and Truevision, Inc., an Indiana corporation.

               "Borrower's Books" means all of each Borrower's books and records including: ledgers; records concerning such Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

               "Borrowing Base" shall have the meaning set forth in Section 2.1 hereof.

               "Borrowing Base Certificate" shall have the meaning set forth in
Section 6.3 hereof.

               "Borrowing Certificate" shall have the meaning set forth in Section 2.1 hereof.

                "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

               "Cash Collateral Account" shall mean the deposit account maintained by Borrowers with Bank in connection with the Lockbox Agreement.

               "Chattel Paper" means "chattel paper" as defined in the Code.

               "Closing Date" means the date on which all of the conditions precedent in Section 3.1 and 3.2 are satisfied and the initial Advance is made.

               "Code" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; PROVIDED, HOWEVER, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Bank's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provision.

               "Collateral" shall mean the property described in Section 4.1 of this Agreement.

               "Collateral Assignments" means those certain Collateral Assignment, Patent Mortgage and Security Agreements dated as of May 12, 1993, between RasterOps and Bank, and those certain Collateral Assignment, Mortgage and Security Agreements (Copyrights, Trademarks and Patents) dated as of May 26, 1994 between Truevision and Bank, including all amendments, modifications and supplements to each of the foregoing, and appendices, exhibits or schedules to any of the foregoing, and shall refer to the Collateral Assignments as the same may be in effect at the time such reference becomes operative.

               "Committed Line" means $5,000,000.

               "Compliance Certificate" shall have the meaning set forth in
Section 6.3 hereof.

               "Computation Date" the last day of each fiscal quarter of RasterOps, which fiscal quarters end on April 1, July 1, September 30 and December 30 of each year.

               "Contingent Obligation" means, as applied to any person, any direct or indirect liability, contingent or otherwise, of that person with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that person, or in respect of which that person is otherwise directly or indirectly liable. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

               "Copyrights" means any and all copyrights, copyright rights, copyright applications, copyright registrations, copyright licenses, and like protections in each work or authorship and derivative work thereof, whether published or unpublished, and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held, including the copyrights described in each of the Collateral Assignments.

               "Current Assets" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of Borrowers as at such date.

               "Current Liabilities" means as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrowers as at such date, plus, to the extent not already included therein, all Advances made under this Agreement, and all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of any Borrower or any subsidiary to a date more than one year from the date of determination.

               "Dai Nippon" means Dai Nippon Screen Manufacturing Co., Ltd.

               "Documents" means "documents" as defined in the Code.

               "Domestic Distributor Accounts" means those Eligible Accounts with respect to which either Ingram, Tech Data, Merisel, or Intelligence Electronic is the account debtor.

               "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrowers' business from each Borrower's sale or lease of goods or rendering of services that have been validly assigned and comply with all of Borrowers' representations and warranties to Bank and that are and at all times shall continue to be acceptable to Bank in all respects, together with Accounts of a like character acquired by Borrowers from other entities; PROVIDED, that standards of eligibility may be fixed and revised from time to time by Bank in Bank's reasonable judgment and upon notification thereof to Borrowers in accordance with the provisions hereof. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

               (a) Accounts that the account debtor has failed to pay within ninety (90) days of invoice date;

               (b) Accounts with respect to an account debtor, fifty percent (50%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

               (c) Accounts with respect to which the account debtor is an officer, employee, or agent of any Borrower;

               (d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

               (e) Accounts with respect to which the account debtor is an Affiliate of any Borrower;

               (f) Accounts with respect to which the account debtor is not a resident of the United States or Canada except for Eligible Foreign Accounts;

               (g) Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States;

               (h) Accounts with respect to which any Borrower is liable to the account debtor for goods sold or services rendered by the account debtor, or otherwise, to such Borrower, but only to the extent of the amounts owing to the account debtor against amounts owed to RasterOps;

               (i) Accounts with respect to an account debtor whose total obligations to any Borrower, together with the total obligations of such account debtor's subsidiaries and affiliates to such Borrower, exceeds twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage;

               (j) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

               (k) Accounts the collection of which Bank reasonably determines after reasonable inquiry to be doubtful by reason of the account debtor's financial condition;

               (1) Accounts generated from the sale of any Sony Inventory or any Panasonic Inventory;

               (m) Accounts that are represented by an instrument or chattel paper of any kind; and

               (n) Accounts arising out of the delivery of samples, trial merchandise, promotional or demonstration materials.

               "Eligible Foreign Accounts" means Accounts that are otherwise Eligible Accounts but with respect to which the account debtor is not a resident of the United States or Canada, and either (1) such Accounts are supported by one or more letters of credit in favor of Bank as beneficiary, in an amount and of a tenor, and issued by a financial institution, acceptable to Bank, or (2) the account debtor is Dai Nippon, Avid Technology Ireland, or Marubeni.

               "Equipment" means all machinery, equipment, apparatus, fittings, furniture, fixtures, vehicles, and tools. The term Equipment includes all "equipment" as defined in the Code.

               "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

               "Event of Default" shall have the meaning set forth in Section 8 hereof.

               "Existing Obligations" means on the date of this Agreement, all of the outstanding obligations and indebtedness, if any, of Borrowers to the Bank under the Amended and Restated Loan Agreement and the "Loan Documents" (as defined in the Amended and Restated Loan Agreement).

               "Factoring Agreement" means that certain Factoring
Agreement dated as of December----,1994, executed by Borrowers in favor of Bank.

               "Fixtures" means all "fixtures" as defined in the Code.

               "GAAP" means generally accepted accounting principles as in effect from time to time.

               "General Intangibles" means "general intangibles" as defined in the Code, including, without limitation, all rights to payment, causes of action, rights to receive tax refunds, customer lists, guaranties, deposit accounts, cash, rights in and claims under insurance policies (including rights to unearned premiums), Copyrights, Patents, Trademarks, tradenames, rights under license agreements and all other intellectual property.

               "IBM Credit" means IBM Credit Corporation.

               "IBM Inventory Collateral" means the inventory collateral described in that certain IBM Credit Flooring Line.

               "IBM Credit Flooring Line" means that certain Agreement for Wholesale Financing dated September 30, 1994 and executed by RasterOps in favor of IBM Credit as may be amended from time to time.

               "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and
(d)  all Contingent Obligations.

               "Ingram" means Ingram Micro, Inc.

               "Insolvency Proceeding" means any proceeding commenced by or against any Person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

               "Instruments" means "instruments" as defined in the Code.

               "Intelligent Electronics" means Intelligent Electronics, Inc.

               "Inventory" means all present and future inventory in which any Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process, and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description, now or at any time hereafter owned by or in the custody or possession, actual or constructive, of any Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing, and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing. The term Inventory includes all "inventory" as such term is defined in the Code.

               "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                "Letters of Credit" shall mean commercial or standby letters of credit issued at the request of RasterOps, as agent for each Borrower, for the account of Borrowers, and bankers' acceptances accepted at the request of RasterOps, as agent for each Borrower, and for the account of Borrowers, for which Bank has incurred Letter of Credit Obligations pursuant thereto.

               "Letter of Credit Obligations" shall mean all outstanding obligations incurred by Bank at the request of RasterOps, as agent for each Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance or guaranty, by Bank or another, of letters of credit, bankers' acceptances in respect of letters of credit, or the like. The aggregate amount of such Letter of Credit Obligations shall not exceed the maximum amount set forth in Section 2.2(b).

               "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien (including judgment liens, landlords' liens, liens of mechanics, suppliers and other Persons for the provision of goods or services, and all other liens arising under statute, common law or judicial interpretation), charge, claim, security interest, easement or encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended or having the effect of providing security for an obligation (including, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

               "Loan Documents" means, collectively, this Agreement, the Revolving Note, Lockbox Agreement, Factoring Agreement, any other note or notes executed by Borrowers, the Collateral Assignments, and any other agreement entered into between any Borrower and Bank in connection with this Agreement, all as amended, supplemented or extended from time to time, and shall refer to the Loan Documents as the same may be in effect at the time such reference becomes operative.

               "Lockbox Agreement" means the check collection and deposit arrangement created under that certain Lockbox Services Subscriber Agreement, dated December 21, 1994, between Borrowers and Bank pursuant to which payments made to each Borrower are paid into or deposited into the Cash Collateral Account, or any modifications, additions or replacements thereof.

               "Marubeni" means Marubeni International Electronics.

               "Maturity Date" means December 31, 1995.

                "Material Adverse Effect" means a material adverse effect on:
(i) the business, assets, operations, prospects, projections or financial or other condition of Borrowers and any Subsidiary of Borrowers, taken as a whole,
(ii) the ability of Borrowers taken as a whole to pay and perform the Obligations in accordance with the terms hereof, (iii) the Collateral or Bank's Liens on the Collateral or the priority of any such Lien, or (iv) Bank's rights and remedies under this Agreement or under any of the other Loan Documents.

               "Merisel" means, collectively, Merisel America, Inc. and Merisel Canada.

               "Negotiable Collateral" means all of Borrowers' present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, documents of title, and chattel paper, and each Borrower's Books relating to any of the foregoing.

               "Notice of Borrowing" shall have the meaning set forth in Section
2.1 hereof.

               "Obligations" means all debt, principal, interest and other amounts (including all amounts charged to Borrowers' loan account pursuant to any agreement authorizing Bank to charge Borrowers' loan account), obligations, covenants, and duties owing by any Borrower to Bank of any kind and description (whether pursuant to or evidenced by the Loan Documents, or by any other agreement between Bank and any such Borrower, and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from any Borrower to others that Bank may have obtained by assignment or otherwise, and further including all interest not paid when due and all Bank Expenses that Borrowers are required to pay or reimburse by the Loan Documents, by law, or otherwise.

               "Panasonic Inventory" means any inventory which is manufactured, sold and/or delivered to RasterOps by or on behalf of Panasonic Industrial Company, or which bears Panasonic Industrial Company's name or identification, together with all parts and accessories and all replacements and substitutions thereof or thereto.

               "Patents" means all patents, patent applications, and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, now or hereafter existing, created, acquired or held, including the patents and patent applications described in each of the Collateral Assignments.

               "Periodic Payments" means all installments or similar recurring payments that any Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between such Borrower and Bank.

               "Permitted Indebtedness" means:

               (a) Indebtedness of Borrowers in favor of Bank arising under this Agreement;

               (b) Lease payment obligations under leases that Borrowers are not prohibited from entering into under the Loan Documents;

               (c)  Subordinated Debt;

               (d) Indebtedness to trade creditors, other than Sony, incurred in the ordinary course of business;

               (e) Indebtedness to IBM Credit and Bell Atlantic - Tricon Leasing Corporation for the purchase or acquisition of Sony Inventory, and Panasonic Inventory, respectively, not to exceed, at any time, the aggregate outstanding amount of $2,000,000;

               (g) Extensions of any of items of Permitted Indebtedness (a) through (f) above, PROVIDED that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrowers; and

               (h)  Any other existing Indebtedness disclosed on the Schedule.

               "Permitted Investment" means:

               (a) Investments existing on the date of this Agreement disclosed in the Schedule; and

               (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank.

               "Permitted Liens" means the following:

               (a) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, PROVIDED the same have no priority over any of Bank's security interests;

               (b) Liens (i) upon or in any equipment acquired or held by any Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, PROVIDED that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

               (c) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause
(b) above, PROVIDED that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; and

               (d) Any Lien of IBM Credit against RasterOps in the collateral, and proceeds thereof, described in the financing statement bearing file No. 9429860480, filed with the California Secretary of State's office on October 3, 1994, and any Lien of Bell Atlantic - Tricon Leasing Corporation against RasterOps in the collateral described in the financing statement bearing file No. 94083300, which was filed with the California Secretary of State's office on April 28, 1994.

               "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

               "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

               "Quick Assets" means at any date as of which the amount thereof shall be determined, on a consolidated basis, the cash, accounts receivable and investments with maturities not to exceed 90 days, of Borrowers.

               "Related Documents" shall have the meaning set forth in the Recital.

               "Revolving Facility" means the facility under which RasterOps, as agent for each Borrower, may request Bank to issue cash advances or commercial letters of credit for the benefit of Borrowers, as specified in Section 2.1 hereof.

               "Revolving Note" means a promissory note in substantially the form of EXHIBIT A attached hereto, as the same may be amended or supplemented from time to time, and shall refer to the Revolving Note as the same may be in effect at the time such reference becomes operative.

               "Schedule" means the Schedule of Exceptions attached to this Agreement.

               "Sony" shall mean Sony Corporation of America, Sony Corporation, Sony Component(s) Product(s) Division, or any division, affiliate or subsidiary of any of the foregoing.

               "Sony Inventory" means any inventory now held or hereafter acquired by RasterOps bearing the tradenames and/or trademarks "Sony" either singly or in combination with other words.

               "Subordinated Debt" means any debt subordinated to the debt owing by each Borrower to Bank on terms acceptable to Bank.

               "Subsidiary" shall mean, with respect to any Person, any corporation of which an aggregate of more than 50% of the outstanding stock (including all shares, options, warrants, interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity) having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person.

               "Tangible Net Worth" means at any date as of which the amount thereof shall be determined, on a consolidated basis, the total assets of Borrowers MINUS (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, (c) all reserves not already deducted from assets, and
(d) current and non-current deferred taxes AND
(ii)      Total Liabilities.

               "Tech Data" means Tech Data Corporation.

               "Total Liabilities" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrowers, including in any event all Indebtedness, but specifically excluding Subordinated Debt.

               "Trademarks" means all trademarks, trademark applications, trademark registrations, trademark licenses, and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, now or hereafter existing, created, acquired or held, including the trademarks and trademark applications described in each of the Collateral Assignments.

          Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. The term "including" shall not be limiting or exclusive, unless specifically indicated to the contrary.

          1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

     2.   LOAN AND TERMS OF PAYMENT

          2.1   REVOLVING ADVANCES.

               (a) Subject to the terms and conditions of this Agreement, Bank agrees to make revolving advances ("Advances") to Borrowers, as requested solely by RasterOps, as agent for each Borrower, in an amount not to exceed the lesser of (i) the Committed Line or (ii) the Borrowing Base, in either case less the amount of outstanding Letter of Credit Obligations. For purposes of this Agreement "Borrowing Base" shall mean an amount equal to the sum of (1) sixty-five percent (65%) of Eligible Accounts other than Domestic Distributor Accounts, and (2) forty percent (40%) of Domestic Distributor Accounts. On the Closing Date, all of the Existing Obligations, if any, shall be rolled over into this Agreement and shall constitute and be deemed to be Advances under this Agreement, and shall bear interest and be repayable in accordance with, and shall be subject to all of the terms and conditions set forth in, this Agreement. Borrowers' availability under the Revolving Facility on the Closing Date shall be an amount equal to the amount, if any, by which the lesser of (i) the Committed Line or (ii) the Borrowing Base, exceeds the Existing Obligations, if any.

               (b) To evidence the Advances, Borrowers shall execute and deliver to Bank on the date hereof the Revolving Note, which shall amend, restate and supersede the "Revolving Note" delivered in connection with the Amended and Restated Loan Agreement.

               (c) Whenever Borrowers desire an Advance, RasterOps, as agent for each Borrower, will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. California time, on the same Business Day that the Advance is to be made ("Notice of Borrowing"). Each such notification shall be promptly confirmed by a "Borrowing Certificate" in substantially the form of
SCHEDULE 2.1 hereto.

               (d) Bank is authorized to make Advances under this Agreement, based upon instructions received from an officer of RasterOps, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank will credit the amount of Advances made under this Section 2.1 to Borrowers' loan account. Amounts borrowed pursuant to this Section 2.1 may be repaid and reborrowed at any time during the term of this Agreement so long as no Event of Default has occurred and is continuing.

               (e) The Revolving Facility shall terminate on the Maturity Date, at which time all amounts advanced under this Section 2.1 together with all other Obligations, shall be immediately due and payable.

               (f) If at any time or times after the Closing Date and before the Maturity Date, there are no Advances outstanding under the Revolving Facility and Borrowers desire Bank to make an Advance hereunder, RasterOps, as agent for each Borrower, will provide to Bank, at least ten (10) days before any such Advance under this Agreement: (a) a company prepared consolidated balance sheet, income statement and cash flow statement covering Borrowers' operations during the previous month, certified by an officer of RasterOps acceptable to Bank; (b) a Borrowing Base Certificate together with aged listings of accounts receivable and accounts payable, (c) a Compliance Certificate, and (d) all other financial statements, reports, and certificates required pursuant to Section 6.3 of this Agreement.

               (g) Any Advance which may be made or deemed made by Bank to RasterOps, as agent for each Borrower, are and shall be received by RasterOps in trust for each Borrower. RasterOps shall distribute the proceeds of any such Advances solely to or for the account of Borrowers. Each Borrower shall be directly indebted to Bank for each Advance distributed to it by RasterOps, in its capacity as agent for each Borrower, as if that Advance had been advanced directly by Bank to the Borrower which received the proceeds thereof.

          2.2   LETTERS OF CREDIT.

               (a) On the date of this Agreement, all letter of credit obligations of Borrowers to Bank under the Amended and Restated Loan Agreement, if any, shall be rolled over into this Agreement and shall constitute and be deemed to be Letter of Credit Obligations hereunder.

               (b) Bank agrees, subject to the terms and conditions hereinafter set forth, so long as no Event of Default has occurred and is continuing, at any time prior to the Maturity Date, to incur Letter of Credit Obligations, as RasterOps, as agent for each Borrower, shall request by written notice to Bank which written notice must be received by Bank not later than 12:00 noon on the same Business Day of the requested date of issuance of the Letters of Credit supporting obligations of Borrowers arising in the ordinary course of business; PROVIDED, HOWEVER, that the proposed documentation for each Letter of Credit Obligation is reasonably satisfactory to Bank and that the aggregate amount of all Letter of Credit Obligations pursuant to this Section 2.2(b) at any one time outstanding (whether or not then due and payable) shall not, when added to the aggregate amount of the Advances outstanding, exceed the limit on Advances set forth in
Section 2.1; AND FURTHER PROVIDED, HOWEVER, that (A) no such Letter of Credit shall have an expiry date which is later than the Maturity Date, and (B) one hundred percent (100%) of the amount of such Letter of Credit Obligations shall be deducted from availability under the Revolving Facility. The determination of the bank or other legally authorized Person (including Bank) which shall issue or accept, as the case may be, any letter of credit or bankers acceptance contemplated by this Section 2.2, and a determination whether or not the proposed documentation with respect to any Letter of Credit Obligation is reasonably acceptable, shall be made by Bank in its sole discretion.

               (c) In the event that Bank shall make any payment on account of or with respect to any Letter of Credit Obligation, such payment shall then be deemed to constitute an Advance under Section 2.1.

               (d) In the event that Bank shall incur any Letter of Credit Obligations hereunder, Borrowers agree to pay to Bank, all fees and charges paid by Bank on account of such Letter of Credit Obligations to the issuer or like party.

          2.3 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrowers to Bank pursuant to Section 2.1 of this Agreement is greater than the lesser of (i) the Committed Line or (ii) the Borrowing Base, Borrowers shall immediately pay to Bank, in cash, the amount of such excess.

          2.4   INTEREST RATES, INTEREST PAYMENTS, AND CALCULATIONS.

               (a) INTEREST RATE. Interest shall accrue on the principal amount of the Obligations evidenced by the Revolving Note outstanding at the end of each day at a fluctuating rate per annum equal to the Prime Rate plus two percent (2.OO%).

               (b) DEFAULT RATE. All Obligations shall bear interest, from and after the occurrence of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

                (c) PAYMENTS. Interest hereunder shall be due and payable on the last Business Day of each calendar month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against Borrowers' deposit accounts or against the Committed Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

               (d) COMPUTATION. The foregoing rate of interest shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Prime Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Prime Rate becomes effective. If this Agreement is executed on a day that is not a Business Day, the Prime Rate in effect on the date hereof shall be the Prime Rate for the last Business Day immediately preceding the date hereof. Interest shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 360 days), commencing on the date hereof, and shall be payable as provided in Section 2.4(c).

               (e) MAXIMUM INTEREST. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Bank has charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by applicable law and Bank shall promptly refund to Borrowers any interest received by Bank in excess of the maximum lawful rate or, if so requested by Borrowers, shall apply such excess to the principal balance of the Obligations. It is the intent hereof that Borrowers not pay or contract to pay, and that Bank not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrowers under applicable law.

          2.5 CREDITING PAYMENTS. The receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce the Obligations, but shall not be considered a payment on account unless such wire transfer is of immediately available federal funds and is made to the appropriate deposit account of Bank or unless and until such check or other item of payment is honored when presented for payment and has actually been collected and credited to Borrowers' account; PROVIDED, that any wire transfer, check or other item of payment received by Bank after 11:00 a.m. California time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business

Day. Notwithstanding anything to the contrary in the immediately preceding sentence, if Bank receives payment by check, interest shall accrue on that portion of the Obligations equal to the amount of such check through the date such check is deemed to have been received by Bank as set forth in the proviso of this Section 2.5, and interest shall accrue on that portion of the Obligations equal to the amount of such check after the date upon which such check is deemed to have been received as set forth in the proviso in this
Section 2.5 only if such check is dishonored when presented for payment.

          2.6   FEES. Borrowers shall pay to Bank the following:

               (a) FINANCIAL EXAMINATION AND APPRAISAL FEES. Bank's customary fees and out-of-pocket expenses for Bank's audits of each Borrower's Accounts and Inventory, and for each appraisal of Collateral and financial analysis and examination of each Borrower performed from time to time by Bank or its agents; and

               (b) BANK EXPENSES. On the date hereof, all Bank Expenses incurred through the date hereof, including, without limitation, reasonable attorneys' fees and expenses in connection with the preparation of the Loan Documents.

          2.7 ADDITIONAL COSTS. In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court of any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

               (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrowers or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof); or

               (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

               (c) imposes upon Bank any other condition with respect to their performance under this Agreement, and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrowers thereof. Borrowers agree to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement in the amount and setting forth Bank's calculation thereof, which statement shall be deemed true and correct absent manifest error.

          2.8 TERM; PAYMENT OF OBLIGATIONS ON MATURITY DATE. This Agreement shall become effective upon acceptance by Bank and shall continue in full force and effect for a term ending on the Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate this Agreement immediately and without notice upon the occurrence of an Event of Default. Unless sooner paid or due and payable as provided herein, all Obligations, including, without limitation, principal, interest, fees and Bank Expenses, under this Agreement, the Revolving Note or any of the other Loan Documents, shall be due and payable in full on the Maturity Date. Each Borrower shall be jointly and severally liable for the Obligations.

     3.   CONDITIONS OF LOANS

          3.1 CONDITIONS PRECEDENT TO INITIAL LOAN. The obligation of Bank to make the initial Advance is subject to the condition precedent that Bank shall have received on or before the Closing Date, in form and substance satisfactory to Bank, the following:

               (a) this Agreement, together with all schedules and exhibits, an amendment to the Collateral Assignments, the Lockbox Agreement, the Factoring Agreement, and the Revolving Note, each duly executed by Borrowers or a Borrower, as required therein, each in a form acceptable to Bank;

               (b) a certificate of the secretary of each Borrower with respect to incumbency and resolutions of the board of directors of such Borrower authorizing the execution, delivery and performance of this Agreement, the Revolving Note, the Lockbox Agreement, the Factoring Agreement, and Collateral Assignments;

               (c) guarantees from each of each Borrower's Subsidiaries, in form acceptable to Bank;

               (d) a non-refundable commitment fee in the amount of Sixty-Five Thousand Dollars ($65,000);

               (e)   an accounts receivable audit;

               (f) payment of the fees and Bank Expenses then due and specified in section 2.6 hereof;

               (g) those agreements, documents and other information set forth in the Schedule of Documents delivered in connection with this Agreement; and

               (h) such other documents, and completion of such other matters, as Bank may deem necessary or appropriate.

           3.2 CONDITIONS PRECEDENT TO ALL LOANS. The obligation of Bank to make each Advance, including the initial Advance, is further subject to the following conditions:

               (a) timely receipt by Bank of the Notice of Borrowing as provided in Section 2.1;

               (b) the representations, warranties and disclosures contained in this Agreement and in any other Loan Documents shall not be misleading and shall be true and accurate in all material respects on and as of the date of such Notice of Borrowing and on the effective date of each Advance as though made at and as of each such date;

               (c) no Event of Default shall have occurred and be continuing, or would result from such Advance;

               (d) there are no facts and circumstances which would, in the Bank's reasonable determination, negatively affect the Bank's ability to collect any outstanding Obligations;

               (e) no event shall have occurred and be continuing, or would result from any Advance, which constitutes or would constitute an Event of Default; and

               (f) the aggregate unpaid principal amount of the Obligations after giving effect to such Advance shall not exceed the limitation set forth in
Section 2.1.

     The acceptance by any Borrower of the proceeds of each Advance shall be deemed to be as of the date of such acceptance (i) a representation and warranty by each Borrower on the date of such Advance that the conditions of this Section
3.2 have been satisfied, and (ii) a confirmation by each Borrower of the granting and continuance of Bank's Liens pursuant to this Agreement and the other Loan Documents.

     4.   CREATION OF SECURITY INTEREST

          4.1 GRANT, CONFIRMATION, RESTATEMENT AND CONTINUATION OF SECURITY INTEREST. In order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrowers of each of their covenants and duties under this Agreement, the Revolving Note and the other Loan Documents, each Borrower hereby grants to Bank a continuing Lien upon and security interest in all of such Borrower's right, title, and interest in, to, and under the following, whether now owned by or owing to such Borrower or hereafter acquired by or arising in favor of such Borrower, and regardless of where located (all of which being hereinafter collectively referred to as the "Collateral"):

               (a)  All Inventory;

                (b) All Chattel Paper that (i) is proceeds of Inventory, Accounts, Equipment, or Fixtures, or (ii) evidences a right to payment for goods sold or leased, for services rendered or for property licensed, whether or not earned by performance;

               (c)   All Accounts;

               (d) All contract rights and causes of action arising out of or in connection with the sale or lease of goods by such Borrower, the rendering of services by such Borrower or the licensing of property by such Borrower;

               (e)  All Equipment and Fixtures;

               (f)  All General Intangibles;

               (g)  All Documents;

               (h)  All Instruments;

               (i) All accessions to, substitutions for and all replacements, rents, profits, products, and cash and non-cash proceeds of (a),
(b), (c), (d), (e), (f), (g) and (h) above, including proceeds of and any unearned premiums with respect to insurance policies insuring any of the Collateral; and

               (j)   All books and records of such Borrower pertaining to any of
(a), (b), (c), (d), (e), (f), (g), (h) or (i) above.

          The foregoing grant of a security interest is also a confirmation, restatement, and continuation of the existing security interests granted to Bank under the Amended and Restated Loan Agreement, and any other security interest granted by any Borrower to Bank. The security interest herein provided for and all previously granted security interests, as amended hereby, shall continue to be perfected by all of the financing statements, fixture filings or other filings or recordations that were filed or recorded on or before November 15, 1993, naming any Borrower as debtor and Bank as secured party (including the financing statement filed with the Office of the Secretary of State on August 15, 1988, as file No. 88198336, as amended and continued), as well as being also perfected by any such filings or recordations made on or after November 15, 1993.

          4.2 LIMITATION WITH RESPECT TO PATENTS AND TRADEMARKS AND COPYRIGHTS. Notwithstanding (i) anything to the contrary in this Agreement or in any of the Collateral Assignments, (ii) Borrowers' granting to Bank of a security interest in the Patents, Trademarks, and Copyrights, and (iii) that the Patents, Trademarks, and Copyrights are included in the Collateral, Bank shall not enforce its security interest in any Patents, Trademarks or Copyrights; PROVIDED, that Bank shall have the right to enforce its security interest in all Collateral other than the Patents, Trademarks or Copyrights, including all Accounts, Inventory, Equipment, and other Collateral (including proceeds), relating to or arising from or in connection with the Patents, Trademarks or Copyrights. The security interest granted to Bank in the Patents, Trademarks, and Copyrights is being granted solely to the extent necessary for Bank to have a perfected security interest in the Collateral other than the Patents, Trademarks, and Copyrights and to protect and assist Bank in enforcing Bank's security interest in such Collateral.

          4.3 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Each Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

          4.4 RIGHT TO INSPECT. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during any Borrower's usual business hours, to inspect such Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify such Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

          4.5 LOCKBOX. Until such time as all of Borrowers' Obligations to Bank have been paid and satisfied in full, Borrowers shall instruct all obligors under instruments held by Borrowers and all account debtors to remit all payments to the Cash Collateral Account. Borrowers shall not modify or terminate the Lockbox Agreement without Bank's prior written consent. Borrowers shall promptly deposit any checks or other payments directly received by them on account of any right to payment of Borrowers into the Cash Collateral Account.

     5.   REPRESENTATIONS AND WARRANTIES

          Each Borrower represents, warrants and covenants as follows:

          5.1 DUE ORGANIZATION AND QUALIFICATION. Such Borrower is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified, except for such states as to which any failure so to qualify would not have a Material Adverse Effect on such Borrower.

          5.2   DUE AUTHORIZATION; NO CONFLICT.     The execution, delivery, and
performance of the Loan Documents are within such Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in such Borrower's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which such Borrower is a party or by which such Borrower is bound. Such Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect on the financial condition or business operations of such Borrower.

          5.3 NO PRIOR ENCUMBRANCES; FIRST PRIORITY SECURITY INTEREST IN ACCOUNTS. Such Borrower has good and indefeasible title to the Collateral, free and clear of liens, claims, security interests, or encumbrances, except as held by Bank and except for Permitted Liens. The liens and security interests of Bank in the Accounts are prior to any liens and security interests of any other Person in Accounts. Except as disclosed in the Schedule, such Borrower has not acquired any part of the Collateral from an assignor outside the ordinary course of such assignor's business. The security interests granted to Bank in the Collateral constitute (i) valid security interests in such Collateral, and (ii) first priority security interests in all Collateral, other than (a) Panasonic Inventory to the extent Bell Atlantic-Tricon Leasing Corporation has a valid and perfected security interest in such Panasonic Inventory and has complied with the requirements set forth in the Code for obtaining purchase money priority, and (b) IBM Inventory Collateral if and to the extent IBM Credit has a valid and perfected security interest in such IBM Inventory Collateral and to the extent Bank has subordinated its security interest therein.

          5.4 BONA FIDE ACCOUNTS. The Eligible Accounts are and shall remain bona fide existing obligations created by the sale and delivery of Inventory or the rendition of services to account debtors in the ordinary course of Borrowers' business, unconditionally owed to Borrowers without defenses, disputes, offsets, counterclaims, or, except to the extent otherwise provided on
SCHEDULE 5.4, rights of return or cancellation. The property giving rise to such Eligible Accounts has been delivered to the account debtor or to the account debtor's agent for immediate shipment to and, except to the extent otherwise provided on SCHEDULE 5.4, unconditional acceptance by the account debtor. Neither Borrower has, and at all times hereafter, shall not have, received notice of actual or imminent bankruptcy or insolvency of any account debtor at the time an account due from such account debtor is included in the Borrowing Base or any Borrowing Base Certificate as an Eligible Account or Domestic Distributor Account.

          5.5 MERCHANTABLE INVENTORY. All Inventory reported on the consolidated financial statements of Borrowers delivered to Bank before the Closing Date, and on any consolidated financial statements delivered after the Closing Date, is now and at all times hereafter shall be in all material respects of good and marketable quality, and free from all material defects. Without the Bank's prior consent, the Inventory is not now and shall not at any time hereafter be stored with a bailee, warehouseman, or similar party unless Bank has received a pledge of the warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, each Borrower shall keep the Inventory only at the location set forth in Section 11 hereof, the locations described on
SCHEDULE 5.16, and such other locations of which such Borrower gives Bank prior written notice and as to which such Borrower signs and files a financing statement where needed to perfect Bank's security interest.

          5.6 NAME; LOCATION OF CHIEF EXECUTIVE OFFICE. Except as disclosed in the Schedule, such Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of such Borrower is located at the address indicated in Section 11 hereof. Such Borrower will not, without (i) thirty (30) days prior written notification to Bank, and (ii) taking such action as is necessary to cause the Lien of Bank in the Collateral to continue to be perfected, relocate such chief executive office.

          5.7 LITIGATION. There are no actions or proceedings pending by or against such Borrower before any court or administrative agency in which an adverse decision could have a Material Adverse Effect on such Borrower or the Collateral, except as disclosed on the SCHEDULE 5.7. Such Borrower does not have knowledge of any such pending or threatened actions or proceedings. Such Borrower will promptly notify Bank in writing if any action, proceeding or governmental investigation, involving such Borrower is commenced that may result in damages or costs to such Borrower of Fifty Thousand Dollars ($50,000) or more.

          5.8 NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS. All financial statements relating to Borrowers or any Affiliate or Subsidiary of Borrowers that have been or may hereafter be delivered by any Borrower to Bank fairly present in all material respects Borrowers' financial condition as of the date thereof and Borrowers' results of operations for the period then ended. There has not been a material adverse change in the financial condition of any Borrower since the date of the most recent of such financial statements submitted to Bank.

          5.9 SOLVENCY. Such Borrower is solvent and able to pay its debts (including trade debts) as they mature.

          5.10 REGULATORY COMPLIANCE. Such Borrower has met and at all times will meet the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from such Borrower's failure to comply with ERISA that is reasonably likely to result in such Borrower's incurring any liability that could have a Material Adverse Effect on the financial condition or business operations of any Borrower. Such Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Such Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System), and the proceeds of the Advances will not be used for such purpose. Such Borrower has complied with all the provisions of the Federal Fair Labor Standards Act.

          5.11 ENVIRONMENTAL CONDITION. None of such Borrower's properties or assets has ever been used by any Borrower or, to the best of such Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; none of such Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by such Borrower; and such Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by any Borrower resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

          5.12 TAXES. Such Borrower has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes that are due and payable.

     5.13 SUBSIDIARIES. Except as disclosed on SCHEDULE 5.13 such Borrower does not own any stock, partnership interest or other equity securities of any entity, except for Permitted Investments.

          5.14 GOVERNMENT CONSENTS. Such Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrowers' business as currently conducted.

          5.15 FULL DISCLOSURE. No representation, warranty or other statement made by such Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

           5.16 LOCATIONS OF COLLATERAL. Such Borrower's chief executive office (which is also described in Section 11), corporate offices and all other locations of Collateral and its records concerning the Collateral, including the location of all warehouses and storage facilities, are as set forth on SCHEDULE
5.16 attached hereto; PROVIDED, that all of the warehouses and storage facilities described on SCHEDULE 5.16 are operated by a Borrower and not by any other Persons. Such Borrower shall not change its chief executive office, principal place of business, corporate offices, warehouses or storage facilities or remove such records unless it has taken such action as is necessary to cause the Lien of Bank to continue to be perfected. Such Borrower shall not change its chief executive office, principal place of business, corporate offices, warehouses or storage facilities or the location of its records concerning the Collateral without giving thirty (30) days,' prior written notice thereof to Bank.

          5.17 TAX IDENTIFICATION NUMBERS. The federal employer identification number for RasterOps is 77 0161747. The federal employer identification number for Truevision is 35 1719168.

          5.18 NO INSTRUMENTS. None of the amounts owed by any customer of either Borrower to such Borrower for any Inventory sold or services performed by such Borrower is evidenced by a promissory note or other instrument in favor of such Borrower.

          5.19 INVENTORY OF SUBSIDIARIES. None of the Subsidiaries of RasterOps, other than Truevision, has any inventory located in the United States.

     . 5.20 INDEBTEDNESS TO BELL ATLANTIC - TRICON LEASING CORPORATION AND IBM CREDIT. The aggregate outstanding indebtedness of Borrowers to Bell Atlantic - Tricon Leasing Corporation and IBM Credit does not as of the date of this Agreement and shall not any time hereafter exceed $2,000,000 in the aggregate.

          5.21 COPYRIGHTS, TRADEMARKS AND PATENT. Borrowers reaffirm that the Patents, Trademarks and Copyrights listed in the schedules of the Collateral Assignments are the only Patents, Trademarks and Copyrights of Borrowers and that Borrowers have not acquired any additional Patents, Trademarks and/or Copyrights.

     6.   AFFIRMATIVE COVENANTS

          Each Borrower covenants and agrees that, until payment in full of the Obligations, such Borrower shall do all of the following:

          6.1 GOOD STANDING. Such Borrower shall maintain its corporate existence and its good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse
Effect on the financial condition, operations or business of such Borrower. Such Borrower shall maintain in force all licenses, approvals and agreements, the loss of which could have a Material
Adverse Effect on its financial condition, operations or business.

          6.2 GOVERNMENT COMPLIANCE. Such Borrower shall comply with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could materially adversely affect the financial condition, operations or business of any Borrower.

          6.3  FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.
RasterOps shall deliver, or cause to be delivered, to Bank:

               (a) as soon as available, but in no event later than 3:00 p.m. on each day after the date of this Agreement that is not a Saturday or Sunday, a report in the form of SCHEDULE 6.3(a) of the Borrowers' sales and collections for the prior day that is not a Saturday or Sunday;

               (b) as soon as available but in no event later than fifteen (15) days after the last day of each month, a "Borrowing Base Certificate" signed by an officer of RasterOps in substantially the form of SCHEDULE 6.3(b) hereto, together with
(i) aged listings of accounts receivable and accounts payable,
(ii) a schedule showing purchases of Sony Inventory and Panasonic Inventory for the month then ended and the total aggregate indebtedness outstanding to Bell Atlantic - Tricon Leasing Corporation, and IBM Credit as of the end of such month,
(iii) the distributor sell through reports that report the five highest aggregate sell throughs of the previous month, and
(iv) all sales return information reports;

               (c) as soon as available, but in no event later than thirty (30) days after the end of each month, (i) a company prepared consolidated and consolidating balance sheet, income statement and cash flow statement covering the Borrowers' and their Subsidiaries' operations during such period, certified by an officer of RasterOps reasonably acceptable to Bank, and
(ii) as agent for each Borrower, a "Compliance Certificate" signed by an authorized officer of RasterOps in substantially the form of SCHEDULE 6.3(c) hereto;

               (d) as soon as available, but in no event later than ninety (90) days after the end of RasterOps's fiscal year, audited consolidated and consolidating financial statements of RasterOps covering RasterOps and its Subsidiaries' operations during the previous fiscal year which are prepared in accordance with GAAP, consistently applied, by an independent certified public accounting firm reasonably acceptable to Bank, together with an unqualified opinion on such financial statements of such independent certified public accounting firm, and (at the time of filing with the appropriate tax authorities) the tax returns of Borrowers;

                (e) as soon as available, but in no event later than five (5) days after RasterOps files the same with the Security and Exchange Commission, a copy of RasterOps's quarterly
10-Q report and annual 10-K report;

                (f) promptly upon becoming available, copies of all statements, reports and notices sent or made available generally by any Borrower to its security holders or to any holders of Subordinated Debt;

                (g) immediately upon receipt of written notice thereof, a report of any material legal actions pending or threatened against any Borrower; and

                (h) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

           Bank shall have a right from time to time to audit
Borrowers' Accounts at borrowers' expense, provided that such audits will be conducted no more often than every three (3) months unless an Event of Default has occurred.

           6.4 RETURNS. Returns and allowances, if any, as between such Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of such Borrower, as they exist at the time of the execution and delivery of this Agreement. Such Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

           6.5 TAXES. Such Borrower shall make due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and such Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that such Borrower has made such payments or deposits; provided that such Borrower need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is adequately reserved against by such Borrower.

          6.6  INSURANCE.

               (a) Such Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where such Borrower's business is conducted on the date hereof. Such Borrower shall also maintain insurance relating to such Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's business.

               (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as a loss payee thereof, and shall specify that the insurer must give at least ten (10) days notice to Bank before canceling its policy for any reason. Such Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

         6.7 PRINCIPAL DEPOSITORY. Borrowers shall maintain their principal depository and operating accounts with Bank; PROVIDED, that prior to opening any accounts with any other banks or financial institutions RasterOps shall provide Bank with at least five (5) days, prior written notice of the bank or financial institution at which such account will be opened, the account number, and the purpose for which such account will be used. Truevision shall provide Bank with the same information with respect to each bank account as is required to be provided by RasterOps. Each bank account maintained by any Borrower on the Closing Date is listed on the Schedule.

         6.8  QUICK RATIO.  As of each Computation Date,
RasterOps shall have a ratio of Quick Assets to Current
Liabilities of at least 0.75 to 1.0. For purposes of calculating the Quick Ratio only, all Letter of Credit Obligations shall be considered as part of the Indebtedness constituting the Current
Liabilities of RasterOps.

         6.9 TANGIBLE NET WORTH. As of the date of this Agreement, RasterOps shall have a Tangible Net Worth of not less than Eleven Million Two Hundred Fifty Thousand Dollars ($11,250,000.00), which amount shall thereafter increase, on each Computation Date after the date of this Agreement, by eighty percent (80%) of the net profits after taxes, and with no deduction for losses, that RasterOps earned during the previous fiscal quarter.

           6.10 DEBT-NET WORTH RATIO.  As of each Computation
Date, RasterOps shall have a ratio of Total Liabilities less
Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than 1.70 to 1.0.

           6.11 PROFITABILITY. The losses incurred by RasterOps on a consolidated basis for the fiscal quarters ending
December 30, 1994, and April 1, 1995 shall not exceed $700,000.00 and $200,000.00, respectively. RasterOps shall not have any loss for the fiscal quarter ending July 1, 1995. RasterOps shall be profitable, on a consolidated basis, before taxes and after taxes on each Computation Date beginning September 30, 1995 and continuing thereafter.

           6.12 FURTHER ASSURANCES. At any time and from time to time such Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

     7.    NEGATIVE COVENANTS

           Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the Obligations, such Borrower will not do any of the following:

           7.1 EXTRAORDINARY TRANSACTIONS AND DISPOSAL OF ASSETS. Enter into any transaction not in the ordinary and usual course of such Borrower's business, including, but not limited to, the sale, lease, or other disposition of, moving, relocation, or transfer, whether by sale or otherwise, of such Borrower's assets, other than (i) sales of Inventory in the ordinary and usual course of such Borrower's business as presently conducted,
(ii) sales or other dispositions in the ordinary course of business of assets that have become worn out or obsolete or that are promptly being replaced, (iii) sales of Equipment having an aggregate book value not to exceed One Hundred Thousand Dollars ($100,000) in any calendar year, for not less than fair market value.

           7.2 LOANS; CONTINGENT LIABILITIES. Except for Permitted Investments, make or accrue any loans or advances of money to any third party, or, except for Permitted Indebtedness, guarantee or otherwise become in any way liable with respect to the obligations of any third party except by endorsement of instruments or items of payment for deposit to the account of such Borrower or which are transmitted or turned over to Bank.

           7.3 RESTRUCTURE. Change such Borrower's name; make any material change in such Borrower's financial structure or business operations; cause, permit or suffer any material change in such Borrower's ownership; or suspend operation of such Borrower's business; PROVIDED, that the (i) exercise by Scitex of any warrants existing as of the Closing Date, or (ii) the issuance of any stock to any officers, directors or any other employees of such Borrower pursuant to such Borrower's employee benefit plan as it exists as of the Closing Date, shall not constitute a change in such Borrower's financial structure or ownership for the purpose of this Section 7.3.

          7.4 MERGERS OR ACQUISITIONS. Merge or consolidate with or into any other business organization, or acquire directly or indirectly all or substantially all of the capital stock or property of another Person.

          7.5 INDEBTEDNESS. Create, incur, assume or be or remain liable with respect to any Indebtedness other than Permitted Indebtedness.

          7.6 ENCUMBRANCES. Create, incur, assume or suffer to exist any mortgage, lien, security interest or other encumbrance with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, except for Permitted Liens.

          7.7 DISTRIBUTIONS. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock; PROVIDED, that such Borrower can redeem capital stock issued to any employee, consultant, and director of such Borrower out of legally available funds upon (i) termination of such employee's employment agreement with such Borrower, (ii) termination of such consultant's consulting agreement with such Borrower, or
(iii) resignation or termination of such directors from the board of directors of such Borrower, but only to the extent provided under any written employment agreement between any such employee and Borrower, any written consulting agreement between any such consultant and such Borrower or any written agreement between any such director and such Borrower.

          7.8 INVESTMENTS. Directly or indirectly make or own any beneficial interest in (including stock, partnership interest, or other securities of), or make any loan, advance, or capital contribution to, any Person other than Permitted Investments, and other than advances by any Borrower in or to
(i) any Borrower, or (ii) any Subsidiary of RasterOps that is not a Borrower.

          7.9 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Person controlling, controlled by, or under common control (whether by contract, ownership of voting securities, or otherwise) with any Borrower except for transactions that are in the ordinary course of such Borrower's business, upon fair and reasonable terms that are no less favorable to such Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

           7.10 SUBORDINATED DEBT. Make any payment in respect of any Subordinated Debt except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt if such amendment would adversely affect the interests of Bank.

           7.11 COMPLIANCE. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, or violate any law or regulation, which violation could have a material adverse effect on the condition or prospects of any Borrower.

           7.12 INSTRUMENTS: SECURITY INTEREST. Accept any promissory note or other instrument from any customer of such Borrower as payment for any Inventory of such Borrower or services performed by such Borrower without first notifying Bank that it intends to accept a promissory note or other instrument; PROVIDED, that such Borrower shall, immediately upon receipt, deliver such promissory note or other instrument to Bank to hold as Collateral under this Agreement.

           7.13 CHATTEL PAPER.  Accept or generate any Chattel
Paper in connection with the sale any Inventory of Borrower or otherwise.

     8.    EVENTS OF DEFAULT

           Any one or more of the following events shall constitute an "Event of Default" under this Agreement:

           8.1 PAYMENT DEFAULT. If any Borrower fails to pay when due and payable or when declared due and payable in accordance with the Loan Documents, any portion of the Obligations;

           8.2  REPORTING, INSURANCE, FINANCIAL AND NEGATIVE
COVENANT DEFAULTS. If any Borrower fails to perform, keep or observe any obligation, covenant or agreement under Sections 6.2, 6.6, 6.7, 6.8, 6.9, 6.10 or 6.11, or violates any of the covenants contained in Article 7 of this Agreement;

           8.3 OTHER COVENANT DEFAULTS. If any Borrower fails or neglects to perform, keep, or observe any material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between any Borrower and Bank (other than the monetary Obligations, insurance, and financial covenants and negative covenants described in Sections 8.1 and 8.2 above or any other covenant specifically dealt with in Section 8 of this Agreement) and the same has not been cured to Bank's satisfaction within thirty (30) days after any Borrower shall have received written notice of any such failure from Bank;

           8.4 MATERIAL ADVERSE EFFECT. If there occurs any event that would have a Material Adverse Effect, which event continues for thirty (30) days after any Borrower shall have received written notice thereof;

           8.5 ATTACHMENT. If any material portion of any Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or Person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if any Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of any Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of any Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within twenty (20) days after any Borrower receives notice thereof, PROVIDED that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contesting by any Borrower (PROVIDED that no Advances will be made during such cure period);

           8.6 INSOLVENCY. If an Insolvency Proceeding is commenced by any Borrower, or if an Insolvency Proceeding is commenced against any Borrower and is not dismissed within thirty
(30) days (PROVIDED that no Advances will be made prior to the dismissal of such case);

           8.7 OTHER AGREEMENTS. If there is a default in any agreement to which any Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any material Indebtedness.

           8.8 SUBORDINATED DEBT. If any Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

           8.9 JUDGMENTS. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of Fifty Thousand Dollars ($50,000) shall be rendered against any Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (PROVIDED that no Advances will be made prior to the satisfaction or stay of such judgment); or

           8.10 MISREPRESENTATIONS. If any material misrepresentation or material misstatement exists now or hereafter in any warranty, representation, statement, or report made to Bank by any Borrower or any officer, employee, agent, or director of any Borrower.

          8.11 DEFAULT UNDER AGREEMENTS WITH BELL ATLANTIC AND IBM CREDIT. If any Borrower fails or neglects to pay or perform any obligation under any of its agreements with Bell Atlantic - Tricon Leasing Corporation and/or IBM Credit and any such failure or neglect is not remedied within any applicable cure period PROVIDED in any such agreements, or a default or event of default occurs under any such agreements which default or event of default is not waived by Bell Atlantic-Tricon Leasing Corporation and/or IBM Credit.

     9.   BANK'S RIGHTS AND REMEDIES

          9.1 RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by each Borrower:

                (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (PROVIDED that upon the occurrence of an Event of Default described in Section 8.6 all Obligations shall become immediately due and payable without any action by
Bank);

                (b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement or under any other agreement between any Borrower and Bank;

                (c) in Bank's reasonable discretion, activate the Factoring Agreement;

                (d) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                (e) Without notice to or demand upon borrowers' make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Each Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Each Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. Each Borrower hereby grants Bank a license and the right to enter into possession of such premises and to occupy the same in order to exercise any of Bank's rights or remedies PROVIDED herein, at law, in equity, or otherwise, and if such premises are owned by such Borrower, such Borrower agrees not to charge Bank for Bank's use of such premises;

                (f) Without notice to Borrowers set off and apply to the Obligations any and all (i) balances and deposits of Borrowers held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrowers held by Bank;

                (g)  Ship, reclaim, recover, store, finish,
maintain, repair, prepare for sale, advertise for sale, and sell (in the manner PROVIDED for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this section 9.1, to use, without charge, each Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, solely in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this section 9.1, each Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

                (h) Sell the Collateral at either one or more public or private sales, or both, by way of one or more contracts or transactions, in lots or in bulk, for cash or on terms or any combination thereof, in such manner and at such times and places (including Borrowers' premises) as Bank determines is commercially reasonable. Each Borrower hereby agrees that seven
(7) days' written notice to Borrowers of any public or private sale or other disposition of the Collateral shall be reasonable notice thereof;

                (i)  Bank may credit bid and purchase at any
public sale; and

                (j) Any deficiency that exists after disposition of the Collateral as PROVIDED above will be paid immediately by Borrowers.

          9.2 POWER OF ATTORNEY. Each Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as such Borrower's true and lawful attorney to:

          (a) At such time or times hereafter as Bank, in its sole discretion, may determine:

                (i) endorse such Borrower's name on any checks or other forms of payment or security that may come into Bank's possession;

                (ii) sign the name of such Borrowers on any of the documents described in Section 4.3; and

                (iii) do all other acts and things necessary, in Bank's determination, to fulfill such Borrower's
                Obligations under this Agreement.

           (b) At such time or times upon the occurrence and continuation of an Event of Default:

                (i) send requests to account debtors for verification of Accounts;

                (ii) sign such Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors;

                (iii) make, settle, and adjust all claims under and decisions with respect to such Borrower's policies of insurance; and

                (iv) settle and adjust disputes and claims respecting the Accounts directly with account debtors, for amounts upon terms which Bank determines to be reasonable.

The appointment of Bank as such Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed.

          9.3 BANK EXPENSES; ATTORNEYS' FEES AND COSTS. Borrowers shall pay all reasonable out-of-pocket expenses of Bank in connection with the preparation of, or any payment under or termination of, the Loan Documents (including the reasonable fees and expenses of all of its counsel retained in connection with the Loan Documents, the transactions contemplated thereby, or any repayment or termination thereunder). If, at any time or times, regardless of the existence of an Event of Default, Bank shall employ counsel or other professional advisors for advice or other representation or shall incur reasonable legal, appraisal, accounting, consulting or other costs and expenses in connection with:

                (a) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents;

                (b)  any litigation, contest, dispute, suit,
proceeding or action (whether instituted by Bank, any Borrower, or any other Person) in any way relating to the Collateral, any of the Loan Documents, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any Borrower, or any other Person that may be obligated to Bank by virtue of the Loan Documents, under the United States

Bankruptcy Code or any other applicable Federal, state, or foreign bankruptcy or other similar law;

                (c) any attempt to enforce any rights of Bank against any Borrower, or any other Person that may be obligated to Bank by virtue of any of the Loan Documents; and/or

                (d) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of the Collateral; then, and in any such event, the reasonable fees of such attorneys and other professional advisors arising from such services, including those of any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel or other professionals in any way or respect arising in connection with or relating to any of the events or actions described in this Section 9.3 shall be payable, on demand, by Borrowers to Bank, in the manner described in Section 2.4(c) of this Agreement, and shall be additional Obligations secured by the Collateral. All fees and expenses described in this
Section 9.3, together with those expenses described in
Section 9.4 of this Agreement, shall be referred to hereinafter collectively, as the "Bank Expenses".

          9.4 BANK EXPENSES; PAYMENT MADE ON BEHALF OF BORROWERS. If any Borrower fails to pay any amounts or furnish any required proof of payment due to third Persons as required under the terms of this Agreement, then Bank may do any or all of the following: (a) make payment of the same or any part thereof;
(b) set up such reserves in Borrowers' loan account as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove PROVIDED, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

          9.5 REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative and may be exercised singly or concurrently and are not exclusive of any rights and remedies PROVIDED by law. Bank shall have all other rights and remedies as PROVIDED under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on any Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it.

     10.  WAIVERS: INDEMNIFICATION: REVIVAL.

          10.1 DEMAND: PROTEST AND OTHER WAIVERS. EACH BORROWER WAIVES (I) DEMAND, PROTEST, NOTICE OF PROTEST, NOTICE OF DEFAULT OR DISHONOR, NOTICE OF PAYMENT AND NONPAYMENT, NOTICE OF ANY DEFAULT, NONPAYMENT AT MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION, OR RENEWAL OF ACCOUNTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER, AND GUARANTEES AT ANY TIME HELD BY BANK ON WHICH SUCH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER BANK MAY DO IN THIS REGARD; (II) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING BANK TO EXERCISE ANY OF BANK'S REMEDIES, INCLUDING THE ISSUANCE OF AN IMMEDIATE WRIT OF POSSESSION; (III) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (IV) ANY RIGHT SUCH BORROWER MAY HAVE UPON PAYMENT IN FULL OF THE OBLIGATIONS TO REQUIRE BANK TO TERMINATE ITS SECURITY INTEREST IN THE COLLATERAL OR IN ANY OTHER PROPERTY OF SUCH BORROWER UNTIL TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS AND THE EXECUTION BY SUCH BORROWER, AND BY ANY PERSON WHOSE LOANS TO SUCH BORROWER IS USED IN WHOLE OR IN PART TO SATISFY THE OBLIGATIONS, OF AN AGREEMENT INDEMNIFYING BANK FROM ANY LOSS OR DAMAGE BANK MAY INCUR AS THE RESULT OF DISHONORED CHECKS OR OTHER ITEMS OF PAYMENT RECEIVED BY BANK FROM SUCH BORROWER OR ANY ACCOUNT DEBTOR AND APPLIED TO THE OBLIGATIONS; AND (V) NOTICE OF ACCEPTANCE HEREOF.

         IF AND TO THE EXTENT THAT ANY OBLIGATION OF ANY
BORROWER TO BANK SHALL BE CONSIDERED AN OBLIGATION OF GUARANTY OR SURETYSHIP, THEN THE FOLLOWING WAIVER SHALL APPLY WITH RESPECT TO EACH SUCH PERSON: SUCH BORROWER AGREES THAT BANK SHALL BE UNDER NO OBLIGATION TO: (i) MARSHAL ANY ASSETS IN FAVOR OF SUCH
PERSON, (ii) TO PROCEED FIRST AGAINST ANY OTHER PERSON OR ANY PROPERTY OF ANY OTHER PERSON OR AGAINST ANY COLLATERAL, (iii) ENFORCE FIRST ANY OTHER GUARANTY OBLIGATIONS WITH RESPECT TO, OR SECURITY FOR, THE OBLIGATIONS, (iv) PURSUE ANY OTHER REMEDY IN BANK'S POWER THAT SUCH BORROWER MAY NOT BE ABLE TO PURSUE ITSELF AND THAT MAY LIGHTEN SUCH BORROWER'S BURDEN, ANY RIGHT TO WHICH SUCH BORROWER HEREBY EXPRESSLY WAIVES.

         TO THE EXTENT THAT ANY BORROWER SHALL BE REQUIRED TO REPAY A PORTION OF ANY OBLIGATIONS WHICH SHALL EXCEED THE GREATER OF (X) THE AMOUNT OF SUCH BORROWING ACTUALLY RECEIVED BY SUCH BORROWER AND (Y) THE AMOUNT WHICH SUCH BORROWER WOULD OTHERWISE HAVE PAID IF EACH BORROWER HAD REPAID THE AGGREGATE AMOUNT OF SUCH BORROWING IN THE SAME PROPORTION AS SUCH BORROWER'S NET WORTH IMMEDIATELY AFTER THE CLOSING DATE BEARS TO THE AGGREGATE NET WORTH OF ALL OF BORROWERS IMMEDIATELY AFTER THE CLOSING DATE, THEN SUCH BORROWER SHALL BE REIMBURSED BY THE OTHER BORROWER FOR THE AMOUNT OF SUCH EXCESS, PRO RATA, BASED UPON THEIR RESPECTIVE NET WORTHS IMMEDIATELY AFTER THE CLOSING DATE. THIS PARAGRAPH IS INTENDED ONLY TO DEFINE THE RELATIVE RIGHTS OF THE borrowers' AND NOTHING SET FORTH IN THIS PARAGRAPH IS INTENDED TO OR SHALL IMPAIR THE OBLIGATIONS OF borrowers' JOINTLY AND SEVERALLY, TO

PAY TO BANK THE OBLIGATIONS AS AND WHEN THE SAME SHALL BECOME DUE
AND PAYABLE IN ACCORDANCE WITH THE TERMS HEREOF.

          EACH BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS AND THE WAIVERS SET FORTH IN SECTION 12 OF THIS AGREEMENT, ARE A MATERIAL INDUCEMENT TO BANK'S ENTERING INTO THIS AGREEMENT AND THAT BANK IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH SUCH BORROWER.

          10.2 BANK'S LIABILITY FOR COLLATERAL. So long as Bank complies with its Obligations, if any, under Section 9207 of the Code, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any lose or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrowers.

          10.3 INDEMNIFICATION. Each Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all Obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement, and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrowers whether under this Agreement, or otherwise (including without limitation attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct or Bank's breach of any specific Obligations to Borrowers as set forth in this Agreement.

          10.4 DISGORGEMENT: REVIVAL OF OBLIGATIONS. In the event that any proceeds of Collateral paid or distributed to or realized by the Bank, or any other payment made to Bank pursuant to the terms hereof, is required to be disgorged, returned, repaid, turned over, or refunded to the Borrowers or to any other Person, the Obligations shall be reinstated, revived, or restored by the amount that is required to be disgorged, returned, repaid, turned over, or refunded, the same as if such payment, distribution, or realization had never been made. The Obligations, as reinstated, revived, or restored, shall continue to be secured by the Collateral.

     11.  NOTICES

          Unless otherwise PROVIDED in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by prepaid telefacsimile to Borrowers or to Bank, as the case may be, at its addresses set forth below:

      If to Borrowers:     RasterOps
                           2500 Walsh Avenue
                           Santa Clara, CA  95051
                           Attn:  R. John Curson
                           Telephone:  (408)  562-4200
                           Facsimile:  (408)  562-4066

      with a copy to:      Wilson, Sonsini, Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, California  94304
                           Attention: Alan K. Austin
                           Telephone:  (415)  493-9300
                           Facsimile:  (415)  858-4486


      If to Bank:          Silicon Valley Bank
                           3000 Lakeside Drive
                           Santa Clara, CA  95054
                           Attn:  Jane A. Braun
                           Telephone:  (408)  654-5554
                           Facsimile:  (408)  748-9478


      with a copy to:      Silicon Valley Bank
                           2202 North First Street
                           San Jose, CA 95131
                           Attn: Catherine Ngo, Esq.
                           Telephone:  (408)  383-5146
                           Facsimile:  (408)  954-0832


      with a copy to:      Murphy, Weir & Butler
                           101 California Street, 39th Floor
                           San Francisco, California 94111
                           Attn: Jane  K.  Springwater
                           Telephone:  (415)  398-4700
                           Facsimile:  (415)  788-0783

      The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

      12.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

          THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWERS AND BANK HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA. EACH BORROWER AND BANK HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF

ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR
ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT
CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON
LAW OR STATUTORY CLAIMS.

      13.  GENERAL PROVISIONS

           13.1 SUCCESSORSAND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; PROVIDED, HOWEVER, that neither this Agreement nor any rights hereunder may be assigned by any Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrowers to sell, transfer, negotiate, or grant participations in all or any part of, or any interest in Bank's rights and benefits hereunder.

           13.2 TIME OF ESSENCE. Time is the essence for the performance of all Obligations set forth in this Agreement.

           13.3 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

           13.4 AMENDMENTS IN WRITING, INTEGRATION. This Agreement cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement.

           13.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

           13.6 SURVIVAL. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The Obligations of each Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in

Section 10.3 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                       "Borrowers"

                                       RASTEROPS


                                       By:/S/(illegible)
                                          ---------------------
                                       Title:   CFO
                                             ------------------


                                       TRUEVISION, INC.

                                       By:/s/(illegible)
                                          ---------------------
                                       Title:   CFO
                                             ------------------


                                       "Bank"

                                       SILICON VALLEY BANK

                                       By:/s/Jane A. Brown
                                           --------------------
                                       Title:Vice President
                                             ------------------

                                    EXHIBIT A

              SECOND AMENDED AND RESTATED REVOLVING PROMISSORY NOTE

$5,000,000                                               Santa Clara, California
                                                             December ____, 1994

          FOR VALUE RECEIVED, the undersigned, RASTEROPS, a California corporation and TRUEVISION, INC., an Indiana corporation (which corporations are referred to individually as "Borrower" and collectively as "Borrowers"), promise to pay to the order of Silicon Valley Bank ("Bank"), or its registered assigns, at such place as the holder hereof may designate, in lawful money of the United States of America, the aggregate unpaid principal amount of all advances ("Advances") made by Bank to Borrowers under this Second Amended and Restated Revolving Promissory Note ("Revolving Note"), up to a maximum principal amount of Five Million and 00/100 Dollars ($5,000,000). Borrowers shall also pay interest on the aggregate unpaid principal amount of such Advances at the rates and in accordance with the terms of the Second Amended and Restated Loan and Security Agreement between Borrowers and Bank of even date herewith, as amended from time to time (the "Loan Agreement") on the last Business Day (as defined below) of each month. The entire principal amount and all accrued interest shall be due and payable in full on December 31, 1995.

          As used herein, the term "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to be closed.

          This Revolving Note is issued pursuant to the Loan Agreement, which shall govern the rights and obligations of each Borrower with respect to all Obligations hereunder. All of the terms, covenants and conditions of the Loan Agreement and all other instruments evidencing or securing the indebtedness hereunder (including, without limitation, the "Loan Documents" as defined in the Loan Agreement) are hereby made a part of this Revolving Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Revolving Note, shall have the meanings ascribed to them in the Loan Agreement.

          Each Borrower irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Bank from or on behalf of any Borrower, and each Borrower irrevocably agrees that Bank shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of any Borrower as Bank may deem advisable. In the absence of a specific determination by Bank with respect thereto, all payments shall be applied in the following order: (a) then due and payable fees and expenses; (b) then due and payable interest payments and mandatory prepayments; and (c) then due and payable principal payments and optional prepayments.

           Upon and after the occurrence of an Event of Default, this Revolving Note may, as provided in the Loan Agreement, and without demand, notice or legal process of any kind, be declared, and upon such declaration immediately shall become, or upon certain circumstances set forth in the Loan Agreement may become without declaration, due and payable in full.

          Bank is hereby authorized by Borrowers to endorse on Bank's books and records each Advance made by Bank under this Note and the amount of each payment or prepayment of principal of each such Advance received by Bank; it being understood, however, that failure to make any such endorsement (or any errors in notation) shall not affect the obligations of any Borrower with respect to Advances made hereunder, and payments of principal by each Borrower shall be credited to Borrowers notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.

          Borrowers promise to pay Bank all costs and expenses of collection of this Revolving Note and to pay all reasonable attorneys' fees incurred in such collection or in any suit or action to collect this Revolving Note or in any appeal thereof. Each Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Note, as well as any applicable statute of limitations. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.

          This Revolving Note shall be deemed to be made under, and shall be construed in accordance with and governed by, the laws of the State of California, excluding conflicts of laws principles.

          This Revolving Note amends, restates and supersedes the Amended and Restated Revolving Promissory Note dated as of May 26, 1994, by Borrowers in favor of Bank (the "Amended Note").

          Each Borrower shall be jointly and severally liable for all indebtedness and obligations under this Revolving Note.

          IN WITNESS WHEREOF, Borrowers have caused this Revolving Note to be duly executed and delivered to Bank on the date first above written.

                                             ("Borrowers")

                                             RASTEROPS

                                             By:______________________________
                                             Title:___________________________

                                             TRUEVISION, INC.

                                             By:______________________________
                                             Title:___________________________

                                  SCHEDULE 2.1

                              BORROWING CERTIFICATE


     The undersigned hereby certifies as follows:

     I, ____________________________, am the duly elected and acting __________
_______________ of RASTEROPS (a "Borrower").

     This certificate is delivered pursuant to Section 2.1 of that certain Second Amended and Restated Loan and Security Agreement by and between Silicon Valley Bank ("Bank") and RasterOps and Truevision, Inc. (the "Loan Agreement"). RasterOps and Truevision, Inc. are referred to collectively as "Borrowers" and individually as a "Borrower." The terms used in this Borrowing Certificate which are defined in the Loan Agreement have the same meaning herein as ascribed to them therein.

     RasterOps, as agent for each Borrower, is confirming its telephone request made on ____________________, 19__ for an Advance as follows:

          (a) The date on which the Advance is to be made is, _______________,19__

          (b)  The amount of the Advance is to be $___________________.

     All representations and warranties of each Borrower stated in the Loan Agreement are true, accurate and complete in all material respects as of the date of the telephone request for an Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, accurate and complete in all material respects as of such date.

     IN WITNESS WHEREOF, this Borrowing Certificate is executed by the undersigned as of this _______ day of _______________________ 19__.


                                        RASTEROPS



                                        By: __________________________________

                                        Title: _______________________________

                                   SCHEDULE 5

                              DISCLOSURE STATEMENT

                                 DECEMBER, 1994

The following disclosures constitute the RasterOps Disclosure Schedule as referenced in the Amended and Restated Loan and Security Agreement, dated as of __________, 1994 (the "Agreement") by and among RasterOps ("RasterOps"), Truevision, Inc. ("Truevision") and Silicon Valley Bank.

Each of these disclosures applies to each Section of the Agreement to which it pertains, whether or not the specific Section numbers are indicated below. All capitalized terms used herein shall, unless the context indicates otherwise, have the definition ascribed to them in the Agreement. The disclosures herein should be read together and are qualified by the other pertinent information contained herein.

     Schedule 5.1        Organization and Qualification.

See attached Articles of Incorporation and By-laws of RasterOps and Truevision, Inc.

     Schedule 5.4        Bona Fide Accounts.

RasterOps and Truevision provide customers with industry standard rights of return on their respective products.

     Schedule 5.7        Legal Proceedings.

1) In re RasterOps Corporation Securities Litigation, United States District Court, Northern District of California No. C-92-20349-RMW (EAI).

In June, 1992, two virtually identical class action lawsuits were filed against the Company and certain of its current and former officers and directors alleging violations of the federal securities laws. The original complaints alleged, among other things, that the Company and the individual defendants artificially inflated the price of RasterOps Common Stock by making misrepresentations and omissions of material facts in various public statements issued during the alleged class period, beginning October 18, 1990 and ending October 2, 1991 and that certain officers and directors sold shares of RasterOps Common Stock during the alleged class period while in possession of material non-public information. The complaints sought unspecified compensatory damages and costs and attorneys' fees on behalf of purchasers of the Company's Common Stock during the alleged class period. On August 26, 1992, the plaintiffs filed an amended consolidated complaint consolidating the two above-referenced actions and adding direct and derivative causes of action for violation by the individual defendants of federal and state prohibitions against trading in securities while in possession of material non-public information. The court granted defendants' motions to dismiss the consolidated complaint on January 6, 1993. In February 1993, plaintiffs filed a second amended class action complaint asserting claims for violation of the federal securities laws and a derivative complaint purporting to assert claims on behalf of the Company against the individual defendants for breach of fiduciary duty and violation of state law prohibiting trading on the basis of material non-public information.

2) Radius, Inc. v. RasterOps Corporation, United States District Court, Northern District of California, Case No. C-94 20119.

Radius, Inc. ("Radius") has filed suit against RasterOps, alleging False Advertising, Unfair Trade Practice and Trade Libel in connection with a certain advertisement that has been circulated by RasterOps. Radius is seeking an injunction against RasterOps' use of the advertisement in question as well as unspecified compensatory and punitive damages.

Schedule 5.13            Subsidiaries.

RasterOps has the following subsidiaries:

               -    RasterOps Foreign Sales Corporation
                    Jurisdiction of Incorporation: Barbados
                    Shares Outstanding:            1,000
                    Shares Owned Directly:         1,000

               -    RasterOps S.A.R.L.
                    Jurisdiction of Incorporation: France
                    Shares Outstanding:            500
                    Shares Owned Directly:         499

               -    RasterOps France S.A.R.L.
                    Jurisdiction of Incorporation: France
                    Shares Outstanding:            500
                    Shares Owned Directly:         500

               -    RasterOps U.K. Limited
                    Jurisdiction of Incorporation: United Kingdom
                    Shares Outstanding:            1,000
                    Shares Owned Directly:         999

               -    Raster Image Processing Systems
                    Jurisdiction of Incorporation: Delaware
                    Shares Outstanding:            1,000
                    Shares Owned Directly          1,000

               -    Truevision, Inc.
                    Jurisdiction of Incorporation: Indiana
                    Shares Outstanding             1,000
                    Shares Owned Directly          1,000

               -    RasterOps GmbH
                    Jurisdiction of Incorporation: Germany
                    Shares Outstanding:            1
                    Shares Owned Directly          1

               -    RasterOps B.V.
                    Jurisdiction of Incorporation: The Netherlands
                    Shares Outstanding:            1
                    Shares Owned Directly:         1

               -    RasterOps Japan, Inc.
                    Jurisdiction of Incorporation: California
                    Shares Outstanding:            1,000
                    Shares Owned Directly:         1,000

Schedule 5.16       Borrowers' Collateral Locations.

                    Amsterdam
                    Shipweg 3
                    1118 AA Schipol South
                    The Netherlands

                    Australia
                    (Maxwell Optical)
                    Unit 27 Level A
                    Harris Street
                    Paramount, 2009 Australia

                    Canada
                    6390 N. West Drive
                    Mississauga, Ontario
                    Canada L4VS1

                    CTS
                    2071 Ringwood
                    San Jose, CA  95131

                    RasterOps - Main Bldg.
                    2500 Walsh Avenue
                    Santa Clara, CA

                    RasterOps - Bldg. 2
                    3000 Kifer Road
                    Santa Clara, CA

                    SCI - San Jose
                    2000 Ringwood Avenue
                    San Jose, CA  95131

                    SCI - South Dakota
                    222 Disk Drive
                    Rapid City, SD   57701

                    Startech
                    683 West Maude Avenue
                    Sunnyvale, CA   94086

                    Truevision, Inc.
                    7340 Shadeland Station
                    Indianapolis, IN   46256

                                 SCHEDULE 6.3(a)

                       DAILY SALES AND COLLECTIONS REPORT

                               SILICON VALLEY BANK
                            COLLATERAL RECONCILIATION

------------------------------------------------------------------------------
------------------------------------------------------------------------------
RECONCILIATION OF A/R AGING TO GENERAL LEDGER

For the period from:     /     /     to     /     /
------------------------------------------------------------------------------
------------------------------------------------------------------------------

PREVIOUS A/R AGING - DATED:             _____/_____/_____        $
------------------------------------------------------------------------------
                                                                 -------------
     a)   Add:      Invoices            $
     b)             Debit Memos         $
     c)   Deduct:   Credit Memos        $(             )
          NET SALES (per invoice/credit memo register)-
                     (total of a thru c)                         $
------------------------------------------------------------------------------

     d)   Deduct:   A/R Cash Receipts   $(             )
     e)             Cash Discounts      $(             )
     f)             Adjustments + or
                     (-)(explain):      $
          ----------------------------------------------
          ----------------------------------------------
          TOTAL DEDUCTIONS TO A/R (per cash receipts journal)-
            (total of d thru f)                                 $(            )
------------------------------------------------------------------------------

          OTHER ADJUSTMENTS and/or JOURNAL ENTRIES (explain):
          Write-offs                    $(             )
          ----------------------------------------------
                                        $
          ----------------------------------------------
                                        $
          ----------------------------------------------
          TOTAL ADJUSTMENTS + or (-)                             $
------------------------------------------------------------------------------
                                                                 -------------
TOTAL MUST EQUAL TOTAL OF ATTACHED A/R
 AGING DATED:                           _____/_____/_____        $
------------------------------------------------------------------------------
GENERAL LEDGER A/R BALANCE as of:       _____/_____/_____        $
------------------------------------------------------------------------------
DIFFERENCE BETWEEN AGING and G/L (explain):                      $
------------------------------------------------------------------------------
                                                                 -------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------
RECONCILIATION OF A/R AGING TO DAILY TRANSACTION REPORTS
For the month of: _____________, 199_
------------------------------------------------------------------------------
------------------------------------------------------------------------------
BALANCE FROM TRANS. REPORT
 #__________ DATED:                     _____/_____/_____        $
------------------------------------------------------------------------------
                                                                 -------------
Add:      A/R Billings in Transit (list total by date & TR#):


          TOTAL Billings In Transit                              $
------------------------------------------------------------------------------
Deduct:   Credit Memos In Transit (list total by date & TR#):


          TOTAL Credit Memos In Transit                          $(          )
------------------------------------------------------------------------------
Deduct:   A/R Cash Receipts In Transit (list by date & TR#):


          TOTAL A/R Cash Receipts In Transit                     $(           )
------------------------------------------------------------------------------
          Other Adjustments (explain & list by date & TR#)


------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------
          TOTAL Other Adjustments + or (-)                       $
------------------------------------------------------------------------------

TOTAL PER ATTACHED A/R AGING DATED:     _____/_____/_____        $
------------------------------------------------------------------------------
------------------------------------------------------------------------------

COMPANY NAME:            RASTEROPS           SILICON VALLEY BANK:
------------------------------------------------------------------------------
                         __________________
AUTHORIZED SIGNATURE:    __________________  RECEIVED BY:        _____________
DATE:                    __________________  DATE:               _____________

                               SILICON VALLEY BANK

                      DAILY TRANSACTION REPORT #: ________

------------------------------------------------------------------------------
------------------------------------------------------------------------------
ACCOUNTS RECEIVABLE COLLATERAL ACTIVITY**:
------------------------------------------------------------------------------
------------------------------------------------------------------------------
**EXCLUDES DISTRIBUTOR ACCOUNTS RECEIVABLES
BEGINNING ACCOUNTS RECEIVABLE BALANCE AS OF:  _____/_____/____   $
                                                                   -----------
                                                                   -----------
          FROM SCHEDULE A:
     a)   Add:      Invoices            $
     b)             Debit Memos         $
     c)   Deduct:   Credit Memos        $(             )
          NET SALES (per invoice/credit memo register)-
                     (total of a thru c)                         $
------------------------------------------------------------------------------

          FROM SCHEDULE B:
     d)   Deduct:   A/R Cash Receipts   $(             )
     e)             Cash Discounts      $(             )
     f)             Adjustments + or
                     (-) (explain):     $
          ----------------------------------------------
          ----------------------------------------------
          TOTAL DEDUCTIONS TO A/R (per cash receipts journal)-
            (total of d thru f)                                  $(           )
------------------------------------------------------------------------------

     g)   OTHER ADJUSTMENTS and/or JOURNAL ENTRIES (explain):
     h)   Write-offs                    $(             )
          ----------------------------------------------
     i)                                 $
          ----------------------------------------------
                                        $
          ----------------------------------------------
          TOTAL ADJUSTMENTS + or (-)
          (total of g thru i)                                    $
------------------------------------------------------------------------------
NEW ACCOUNTS RECEIVABLE BALANCE PER THIS REPORT:                 $
                                                                   -----------
                                                                   -----------
Less:  Total Ineligible Accounts Receivables:                    $(            )
                                                                   -----------
TOTAL ELIGIBLE ACCOUNTS RECEIVABLE:                              $
                                                                   -----------


A) A/R FUNDS AVAILABLE** @:  65% (OR LINE LIMITS $5,000,000)     $
------------------------------------------------------------------------------
------------------------------------------------------------------------------
DISTRIBUTOR COLLATERAL ACTIVITY*:
------------------------------------------------------------------------------
------------------------------------------------------------------------------
*INGRAM, TECH DATA, MERISEL & INTELLIGENT ELECTRONICS ONLY
BEGINNING DISTRIBUTOR ACCOUNTS RECEIVABLE BALANCE AS OF:
                                                ____/____/____/  $
                                                                   -----------
                                                                   -----------
     a)   Add:               Ivoices              $
     b)   Deduct:            A/R Cash Receipts    $(             )
     c)   Adjustments + or (-) (explain):         $
                                                                 S
                                                                   -----------
ENDING DISTRIBUTOR ACCOUNTS RECEIVABLE
BALANCE PER THIS REPORT:                                         $
                                                                   -----------
                                                                   -----------
Less:  Total Ineligible Distributor Receivables:                 $
                                                                   -----------
TOTAL ELIGIBLE DISTRIBUTOR ACCOUNTS RECEIVABLE:                  $
                                                                   -----------
B) DISTRIBUTOR A/R FUNDS AVAILABLE @:
40% (OR LINE LIMIT $5,000,000)                                   $
------------------------------------------------------------------------------
------------------------------------------------------------------------------
C) TOTAL FUNDS AVAILABLE @:
(A) + (B) OR LINE LIMIT $5,000,000
                                                                   -----------

D) LESS:  OUTSTANDING UNDER LETTER OF CREDIT SUB-LIMIT           $(           )
                                                                   -----------
E) LESS:  OUTSTANDING UNDER FOREIGN EXCHANGE SUB-LIMIT           $(           )
                                                                   -----------

F) ADJUSTED FUNDS AVAILABLE @:
LINE (C) - LINE (B) - LINE (C) OR $5,000,000                     $
------------------------------------------------------------------------------
------------------------------------------------------------------------------
LOAN ACTIVITY
------------------------------------------------------------------------------
------------------------------------------------------------------------------
CURRENT LOAN BALANCE:                                            $
                                                                   -----------
                                                                   -----------
Less:     Collections included w/ this report
          (From Schedule B)
                                                                   -----------
                    (from Cash Collateral Account #03516989-70)
Add:      Advance requested this report                          $
                                                                   -----------
                    (to General Account #03308231-70)
G) NEW LOAN BALANCE PER THIS REPORT:                             $
                                                                   -----------
                                                                   -----------
NET FUNDS AVAILABLE / (OVERADVANCE):
LINE (F) - LINE (G) PER THIS REPORT                              $
                                                                   -----------
                                                                   -----------


COMPANY NAME:            RASTEROPS           SILICON VALLEY BANK:_____________
------------------------------------------------------------------------------
                         __________________
AUTHORIZED SIGNATURE:    __________________  RECEIVED BY:        _____________
DATE:                    __________________  DATE:               _____________

                               SILICON VALLEY BANK

SCHEDULE A - ACCOUNTS RECEIVABLES ASSIGNMENTS

REPORT #:  _____________

We hereby assign the following invoices, credit memos and debit memos to Silicon Valley Bank:

INVOICE DATE        INVOICE#       INVOICE AMT.        CUSTOMER NAME
------------        ------------   ------------        -------------------------
------------        ------------   ------------        -------------------------
------------        ------------   ------------        -------------------------
------------        ------------   ------------        -------------------------
------------        ------------   ------------        -------------------------
------------        ------------   ------------        -------------------------
------------        ------------   ------------        -------------------------
------------        ------------   ------------        -------------------------
------------        ------------   ------------        -------------------------
------------        ------------   ------------        -------------------------
------------        ------------   ------------        -------------------------
------------        ------------   ------------        -------------------------
------------        ------------   ------------        -------------------------
------------        ------------   ------------        -------------------------
------------        ------------   ------------        -------------------------
------------        ------------   ------------        -------------------------
------------        ------------   ------------        -------------------------
------------        ------------   ------------        -------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Total Invoices:
-------------------------------------------------------------------------------
Total Debit Memos:
-------------------------------------------------------------------------------
Total Credit Memos:
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
NET ASSIGNMENTS
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


COMPANY NAME:            RASTEROPS           SILICON VALLEY BANK:
-------------------------------------------------------------------------------
                         __________________
AUTHORIZED SIGNATURE:    __________________  RECEIVED BY:        ______________
DATE:                    __________________  DATE:               ______________

                               SILICON VALLEY BANK

SCHEDULE B-A/R COLLECTIONS

REPORT #:  _____________

----------------------------------------------------------------------------------------------------
                              INVOICE       AMOUNT          NET                               OVER /
DATE      CUSTOMER NAME:      NUMBER    CREDITED TO A/R     CASH      SHORT / DISC.       MISC. CASH
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------

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-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

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           TOTALS
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------


COMPANY NAME:            RASTEROPS           SILICON VALLEY BANK:_____________

                         __________________
AUTHORIZED SIGNATURE:    __________________  RECEIVED BY:        _____________
DATE:                    __________________  DATE:               _____________

                               SILICON VALLEY BANK

SCHEDULE C - INELIGIBLE ADJUSTMENTS*




(A) INELIGIBLE** AMOUNT AS OF:___________                        $
                                                                   ------------



          1.  Amounts over 90 days past invoice date        ------------
          2.  Balance of 50% over 90 day accounts           ------------
          3.  25% Concentration Limitation                  ------------
          4.  Credit Balances > 90 days                     ------------
          5.  Foreign Accounts***                           ------------
          6.  Governmental Accounts                         ------------
          7.  Contra Accounts                               ------------
          8.  Promotion or Demo Accounts                    ------------
          9.  Intercompany/Employee Accounts                ------------
         10.  Other (please explain on reverse)             ------------


(B) TOTAL INELIGIBLE ADJUSTMENTS:                          $
                                                            ------------


REVISED INELIGIBLE  (LINE (A) +/- LINE (B))                      $ -----------
                                                                   -----------

*Excludes Distributor Accounts Receivable.
**Receivables generated by the sale of Sony inventory are ineligible so long as SVB is in a subordinate position to IBM.
***Dai Nippon, Avid Tech-Ireland and Marebini are eligible foreign accounts.

COMPANY NAME:            RASTEROPS           SILICON VALLEY BANK:_____________

                         __________________
AUTHORIZED SIGNATURE:    __________________  RECEIVED BY:        _____________
DATE:                    __________________  DATE:               ______________

                               SILICON VALLEY BANK

SCHEDULE C - INELIGIBLE ADJUSTMENTS*
               DISTRIBUTOR ACCOUNTS RECEIVABLE ONLY*



(A) INELIGIBLE AMOUNT AS OF:___________                          $
                                                                  ------------



          1.  Amounts Over 90 Days Past Invoice Date        ------------
          2.  Balance of 50% Over 90 Day Accounts           ------------
          3.  Credit Balances Past 90 Days                  ------------
          4.  25% Concentration Limitation                  ------------
          5.  Contra Accounts                               ------------
          6.  Promotion or Demo Accounts                    ------------
          7.  Other (please explain on reverse)             ------------


(B) TOTAL INELIGIBLE ADJUSTMENTS:                          $ ------------


REVISED INELIGIBLE  (LINE (A) +/- LINE (B))                      $ -----------
                                                                   -----------

*Ingram, Tech Data, Merisel & Intelligent Electronics

COMPANY NAME:            RASTEROPS           SILICON VALLEY BANK:_____________

                         __________________
AUTHORIZED SIGNATURE:    __________________  RECEIVED BY:        _____________
DATE:                    __________________  DATE:               _____________

                                SCHEDULE 6.3 (b)
                           BORROWING BASE CERTIFICATE

Borrowers:  RasterOps                        Lender:  Silicon Valley Bank
            2500 Walsh Avenue                         3000 Lakeside Drive
            Santa Clara, CA 95051                     Santa Clara, CA 95054

            Truevision, Inc.
            7340 Shadeland Stn.
            Indianapolis, IN 46256

-------------------------------------------------------------------------------
Committed Line:  $5,000,000
ACCOUNTS RECEIVABLE
      1.  Accounts Receivable                                    $ ------------
      2.  Additions (please explain on reverse)                  $ ------------
      3.  TOTAL ACCOUNTS RECEIVABLE                              $ ------------

ACCOUNTS RECEIVABLE DEDUCTIONS
      4.  Accounts over 90 days due               $ ------------
      5.  Balance of 50% over 90 day accounts     $ ------------
      6.  Concentration Limits                    $ ------------
      7.  Foreign Accounts                        $ ------------
      8.  Governmental Accounts                   $ ------------
      9.  Contra Accounts                         $ ------------
     10.  Accounts generated from the sale of
          Sony Inventory                          $ ------------
     11   Accounts generated from the sale of
          Panasonic Inventory                     $ ------------
     12.  Promotion or Demo Accounts              $ ------------
     13.  All Intercompany/Affiliate/
          Employee Accounts                       $ ------------
     14.  Stock Balancing Returns in Excess
          of New Purchases                        $ ------------
     15.  Other (please explain on reverse)       $ ------------
     16.  TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                   $ ------------
     17.  Domestic Distributor Accounts ("DDA's") $ ------------
     18   Eligible Accounts, Excluding DDA's
          (No. 3 minus No. 16 minus No. 17)       $ ------------
     19   LOAN VALUE OF NON-DDA's (65% of No. 18)                $ ------------
     20.  LOAN VALUE OF DDA's (40% of No. 17)                    $ ------------

BALANCES
     21.  Maximum Loan Amount                     $ ------------
     22.  Total Funds Available (Lesser of No. 21 or
          (No. 19 plus No. 20))                                  $ ------------
     23.  Present balance owing on Line of Credit                $ ------------
     25.  RESERVE POSITIVE (No. 22 - No. 23)                     $ ------------

THE UNDERSIGNED REPRESENTS AND WARRANTS THAT THE FOREGOING IS TRUE, COMPLETE AND CORRECT, AND THAT THE INFORMATION REFLECTED IN THIS BORROWING BASE CERTIFICATE COMPLIES WITH THE REPRESENTATIONS AND WARRENTIES SET FORTH IN THE SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT BETWEEN SILICON VALLEY BANK AND RASTEROPS AND TRUEVISION. COMMENTS:
RASTEROPS
BY:____________________________
     Authorized Signer

                                                    -----------------------
                                                       BANK USE ONLY
                                                       ---- --- ----
                                                    Rec'd By:
                                                             --------------
                                                             Auth. Signer
                                                    Date:
                                                         ------------------

                                                    Verified:
                                                             --------------
                                                             Auth. Signer
                                                     Date:
                                                          -----------------
                                                     ------------------------

                                    SCHEDULE
                                     6.3(c)
                             COMPLIANCE CERTIFICATE

TO:       SILICON VALLEY BANK
          3000 Lakeside Drive
          Santa Clara, CA 95054
          Attn:
               -------------

FROM:     RASTEROPS
          2500 Walsh Avenue
          Santa Clara, CA 95051

          The undersigned authorized officer of RASTEROPS hereby certifies, for itself and as agent for TRUEVISION, INC. (Truevision, Inc. and RasterOps being referred to hereafter collectively as "Borrowers") that in accordance with the terms and conditions of the Second Amended and Restated Loan and Security Agreement between Borrowers and Bank (the "Agreement"), (i) each Borrower is in complete compliance for the period ending __________ of and with all required conditions and terms except as noted below and (ii) all representations and warranties of each Borrower stated in the Agreement are true, accurate and complete in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principals (GAAP) and are consistent from one period to the next except as explained in an accompanying letter or footnotes.

PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.


    REPORTING COVENANTS            REQUIRED                           COMPLIES
    -------------------            --------                           --------

    Daily Sales and collections    Daily                              Yes  No
    A/R & A/P Agings               Within 15 days of month end        Yes  No
    Borrowing Base Certificate     Within 15 days of month end        Yes  No
    Distributor Sell Throughs      Within 15 days of month end        Yes  No
    Return Sales                   Within 15 days of month end        Yes  No
    Monthly financial statements   Within 30 days of month end        Yes  No
    Compliance Certificate         Within 30 days of month end        Yes  No
    Annual (CPA Audited)           Within 90 days of FYE              Yes  No
    A/R Audit                      Initial and Quarterly              Yes  No
    Quarterly 10-Q                 Within 5 days of SEC filing        Yes  No
    Annual 10-K                    Within 5 days of SEC filing        Yes  No

    FINANCIAL COVENANTS            REQUIRED           ACTUAL          COMPLIES
    -------------------            ---------           -------        --------
Maintain on a quarterly basis:
    Minimum Quick Ratio            0.75 to 1.0         ______:1.0     Yes  No
    Minimum TNW                    $11,250,000 +       $ ________     Yes  No
                                   80% of net
                                   quarterly profits
    Maximum Debt/TNW               1.70 to 1.0         ______:1.0     Yes  No

    Profitability                  Maximum             __________     Yes  No
                                   Losses
                                   Q2 12/30/94
                                  ($7,000,000)
                                   Q3 4/1/95
                                   ($200,000)
                                   Q4 7/1/95
                                   ("O")
                                   Profitable
                                   Thereafter

COMMENTS REGARDING EXCEPTIONS:

Sincerely,

RASTEROPS
----------------------------------------

SIGNATURE
----------------------------------------

TITLE
----------------------------------------

DATE

      [LOGO]  SILICON VALLEY BANK

     AMENDMENT TO LOAN DOCUMENTS

BORROWER:              RASTEROPS, INC.
                       TRUEVISION, INC.

DATE:                  JUNE 13, 1995

     THIS AMENDMENT TO LOAN DOCUMENTS is entered into between SILICON VALLEY BANK ("Silicon") and the borrower named above (jointly and severally, the "Borrower"), with reference to the various loan and security agreements and other documents, instruments and agreements between them (as amended, collectively, the "Existing Loan Documents").

     The Parties agree to amend the Existing Loan Documents, as follows:

          1. PRESENT LOAN BALANCE. Borrower acknowledges that the present unpaid principal balance of the Borrower's indebtedness, liabilities and obligations to Silicon under the Existing Loan Documents, including interest accrued through June 14, 1995 is $2,821,049.09 (the "Present Loan Balance"), and that said sum is due and owing without any defense, offset, or counterclaim of any kind.

          2. AMENDMENT TO EXISTING LOAN DOCUMENTS. The Existing Loan Documents are hereby amended in their entirety to read as set forth in the Loan and Security Agreement being executed concurrently (collectively, the "New Loan Documents"). The Borrower acknowledges that the Present Loan Balance shall be the opening balance of the Loans pursuant to the New Loan Documents as of the date hereof, and shall, for all purposes, be deemed to be Loans made by Silicon to the Borrower pursuant to the New Loan Documents. In addition the letter of credit currently outstanding, in the amount of $500,000 shall for all purposes be deemed to be a Letter of Credit outstanding under the New Loan Documents. Notwithstanding the execution of the New Loan Documents, the following Existing Loan Documents shall continue in full force and effect and shall continue to secure all present and future indebtedness, liabilities, guarantees and other Obligations (as defined in the New Loan Documents): All standard documents of Silicon entered into by the Borrower in connection with Foreign Exchange Contracts or Letters of Credit; and all agreements relating to the establishment of lockboxes and other blocked account agreements; and all UCC-1 financing statements and other documents filed with governmental offices which perfect liens or security interests in favor of Silicon; and all collateral assignments, mortgages and other security agreements relating to copyrights, patents, trademarks and other intellectual property.

          3. INTELLECTUAL PROPERTY AGREEMENTS. Borrower agrees that any provision in any collateral assignment, mortgage or other security agreement relating to copyrights, patents, trademarks and other intellectual property (collectively, the "Intellectual Property Agreements"), which provides that Silicon may not enforce its security interest in any patents, trademarks, copyrights or other intellectual property, or limits Silicon's security interest therein, is hereby deleted. Borrower shall execute and deliver to Silicon, on its request, such further amendments to the Intellectual Property Agreements as Silicon shall, from time to time, specify, in order to carry into effect the foregoing provision, but this Section 3 and the other provisions of this Agreement shall be fully effective even if no such further amendments are executed.

          4. GENERAL PROVISIONS. This Amendment and the New Loan Documents set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Borrower represents and warrants to Silicon that all of their subsidiaries and affiliates are concurrently executing the Consent set forth below.

BORROWER:                                       SILICON:
RASTEROPS, INC.                                 SILICON VALLEY BANK

BY /s/(illegible)                               BY/s/(illegible)
  -------------------------------                 ----------------------------
      PRESIDENT OR VICE PRESIDENT               TITLE SR. VICE PRESIDENT

BY /s/(illegible)
  ------------------------------
     SECRETARY OR ASS'T SECRETARY

TRUEVISION, INC.

BY /s/(illegible)
  ------------------------------
      PRESIDENT OR VICE PRESIDENT

BY /s/(illegible)
  ------------------------------
      SECRETARY OR ASS'T SECRETARY

                         GUARANTORS' CONSENT

          The undersigned, guarantors, acknowledge that their consent to the foregoing Agreement is not required, but the undersigned nevertheless do hereby consent to the foregoing Agreement and to the documents and agreements referred to therein and to all future modifications and amendments thereto, and any termination thereof, and to any and all other present and future documents and agreements between or among the foregoing parties. Nothing herein shall in any way limit any of the terms or provisions of the Guaranties of the undersigned, all of which are hereby ratified and affirmed. This Consent may be executed in counterparts. The signature of the undersigned shall be fully effective even if other persons named below fail to sign this Consent. Nothing herein shall imply any obligation on the part of any party to obtain the consent of the undersigned to any future transaction, whether or not similar to the foregoing.

Rasterops Japan, Inc.            Raster Image Processing Systems

By /s/(inellible)                By /s/(inellible)
  ----------------------------     -----------------------------
Title      CFO                   Title       CFO
     -------------------------          ------------------------

Rasterops B.V.                   Rasterops France, Sarl


By /s/(inellible)                By /s/(inellible)
  ----------------------------     -----------------------------
Title      CFO                   Title       CFO
     -------------------------          ------------------------

Rasterops U.K., Ltd.             Rasterops Sarl


By /s/(inellible)                By /s/(inellible)
  ----------------------------     -----------------------------
Title      CFO                   Title       CFO
     -------------------------          ------------------------

Rasterops GMBH                   Rasterops Foreign Sales Corporation


By /s/(inellible)                By /s/(inellible)
  ----------------------------     -----------------------------
Title      CFO                   Title       CFO
     -------------------------          ------------------------

                     SILICON VALLEY BANK


                     LOAN AND SECURITY AGREEMENT


BORROWER:            RASTEROPS
                     TRUEVISION, INC.

ADDRESS:             2500 WALSH AVENUE
                     SANTA CLARA, CALIFORNIA

DATE:                JUNE 13, 1995


THIS LOAN AND SECURITY AGREEMENT is entered into on the above date between SILICON VALLEY BANK COMMERCIAL FINANCE DIVISION ("Silicon"), whose address is 2880 Lakeside Drive, Suite 253, Santa Clara, California 95054-2895 and the borrower(s) named above (jointly and severally, the "Borrower"), whose chief executive office is located at the above address ("Borrower's Address"). The Schedule to this Agreement (the "Schedule") shall for all purposes be deemed to be a part of this Agreement, and the same is an integral part of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 8 below.)

1.   LOANS.

     1.1 LOANS. Silicon will make loans to Borrower (the "Loans"), in amounts determined by Silicon in its sole discretion, up to the amounts (the "Credit Limit") shown on the Schedule, provided no Default or Event of Default has occurred and is continuing.

     1.2  INTEREST.    All Loans and all other monetary Obligations shall bear
interest at the rate shown on the Schedule, except where expressly set forth to the contrary in this Agreement. Interest shall be payable monthly, on the last day of the month. Interest may, in Silicon's discretion, be charged to Borrower's loan account, and the same shall thereafter bear interest at the same rate as the other Loans. Silicon may, in its discretion, charge interest to Borrower's Deposit Accounts maintained with Silicon. Regardless of the amount of Obligations that may be outstanding from time to time, Borrower shall pay Silicon minimum monthly interest during the term of this Agreement in the amount set forth on the Schedule (the "Minimum Monthly Interest").

     1.3 OVERADVANCES. If at any time or for any reason the total of all outstanding Loans and all other Obligations exceeds the Credit Limit (an "Overadvance"), Borrower shall immediately pay the amount of the excess to Silicon, without notice or demand. Without limiting Borrower's obligation to repay to Silicon on demand the amount of any Overadvance, Borrower agrees to pay Silicon interest on the outstanding amount of any Overadvance, on demand, at a rate equal to the interest rate which would otherwise be applicable to the Overadvance, plus an additional 2% per annum.

     1.4 FEES. Borrower shall pay Silicon the fee(s) shown on the Schedule, which are in addition to all interest and other sums payable to Silicon and are not refundable.

     1.5 LETTERS OF CREDIT. At the request of Borrower, Silicon may, in its sole discretion, issue or arrange for the issuance of letters of credit for the account of Borrower, in each case in form and substance satisfactory to Silicon in its sole discretion (collectively, "Letters of Credit"). The aggregate face amount of all outstanding Letters of Credit from time to time shall not exceed the amount shown on the Schedule (the "Letter of Credit Sublimit"), and shall be reserved against Loans which would otherwise be available hereunder. Borrower shall pay all bank charges (including charges of Silicon) for the issuance of Letters of Credit, together with such additional fee as Silicon's letter of credit department shall charge in connection with the issuance of the Letters of Credit. Any payment by Silicon under or in connection with a Letter of Credit shall constitute a Loan hereunder on the date such payment is made. Each Letter of Credit shall have an expiry date no later than thirty days prior to the Maturity Date. Borrower hereby agrees to indemnify, save, and hold Silicon harmless from any loss, cost, expense, or liability, including payments made by Silicon, expenses, and reasonable attorneys' fees incurred by Silicon arising out of or in connection with any Letters of Credit. Borrower agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guarantied by Silicon and opened for Borrower's account or by Silicon's interpretations of any Letter of Credit issued by Silicon for Borrower's account, and Borrower understands and agrees that Silicon shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto. Borrower understands that Letters of Credit may require Silicon to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify and hold Silicon harmless with respect to any loss, cost, expense, or liability incurred by Silicon under any Letter of Credit as a result of Silicon's indemnification of any such issuing bank. The provisions of this Loan Agreement, as it pertains to Letters of Credit, and any other present or future documents or agreements between Borrower and Silicon relating to Letters of Credit are cumulative.

2.   SECURITY INTEREST.

     2.1 SECURITY INTEREST. To secure the payment and performance of all of the Obligations when due, Borrower hereby grants to Silicon a security interest in all of Borrower's interest in the following, whether now owned or hereafter acquired, and wherever located (collectively, the "Collateral"): All Inventory, Equipment, Receivables, and General Intangibles, including, without limitation, all of Borrower's Deposit Accounts, and all money, and all property now or at any time in the future in Silicon's possession (including claims and credit balances), and all proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties), all products and all books and records related to any of the foregoing (all of the foregoing, together with all other property in which Silicon may now or in the future be granted a lien or security interest, is referred to herein, collectively, as the "Collateral").

3.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER.

     In order to induce Silicon to enter into this Agreement and to make Loans, Borrower represents and warrants to Silicon as follows, and Borrower covenants that the following representations will continue to be true, and that Borrower will at all times comply with all of the following covenants:

     3.1 CORPORATE EXISTENCE AND AUTHORITY. Borrower, if a corporation, is and will continue to be, duly organized validly existing and in good standing under the laws of the jurisdiction of its incorporation. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a material adverse effect on Borrower.
The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby (i) have been duly and validly authorized,
(ii) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), and (iii) do not violate Borrower's articles or certificate of incorporation, or Borrower's by-laws, or any law or any any material agreement or instrument which is binding upon Borrower or its property, and (iv) do not constitute grounds for acceleration of any material indebtedness or obligation under any material agreement or instrument which is binding upon Borrower or its property.

     3.2 NAME; TRADE NAMES AND STYLES. The name of Borrower set forth in the heading to this Agreement is its correct name. Listed on the Schedule are all prior names of Borrower and all of Borrower's present and prior trade names. Borrower shall give Silicon 30 days' prior written notice before changing its name or doing business under any other name. Borrower has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.

     3.3 PLACE OF BUSINESS; LOCATION OF COLLATERAL. The address set forth in the heading to this Agreement is Borrower's chief executive office. In addition, Borrower has places of business and Collateral is located only at the locations set forth on the Schedule. Borrower will give Silicon at least 30 days prior written notice before opening any additional place of business, changing its chief executive office, or moving any of the Collateral to a location other than Borrower's Address or one of the locations set forth on the Schedule.

     3.4 TITLE TO COLLATERAL; PERMITTED LIENS. Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment which are leased by Borrower. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Silicon now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and Borrower will at all times defend Silicon and the Collateral against all claims of others. None of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture.
Borrower is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair Borrower's right to remove any Collateral from the leased premises. Whenever any Collateral is located upon premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, lien or otherwise), Borrower shall, whenever requested by Silicon, use its best efforts to cause such third party to execute and deliver to Silicon, in form acceptable to Silicon, such waivers and subordinations as Silicon shall specify, so as to ensure that Silicon's rights in the Collateral are, and will continue to be, superior to the rights of any such third party. Borrower will keep in full force and effect, and will comply with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.

     3.5 MAINTENANCE OF COLLATERAL. Borrower will maintain the Collateral in good working condition, and Borrower will not use the Collateral for any unlawful purpose. Borrower will immediately advise Silicon in writing of any material loss or damage to the Collateral.

     3.6 BOOKS AND RECORDS. Borrower has maintained and will maintain at Borrower's Address complete and accurate books and records, comprising an accounting system in accordance with generally accepted accounting principles.

     3.7 FINANCIAL CONDITION, STATEMENTS AND REPORTS. All financial statements now or in the future delivered to Silicon have been, and will be, prepared in conformity with generally accepted accounting principles and now and in the future will completely and accurately reflect the financial condition of Borrower, at the times and for the periods therein stated. Between the last date covered by any such statement provided to Silicon and the date hereof, there has been no material adverse change in the financial condition or business of Borrower. Borrower is now and will continue to be solvent.

     3.8   TAX RETURNS AND PAYMENTS; PENSION CONTRIBUTIONS.   Borrower has
timely filed, and will timely file, all tax returns and reports required by foreign, federal, state and local law, and Borrower has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by Borrower. Borrower may, however, defer payment of any contested taxes, provided that Borrower (i) in good faith contests Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies Silicon in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency. Borrower shall, at all times, utilize the services of an outside payroll service providing for the automatic deposit of all payroll taxes payable by Borrower.

     3.9 COMPLIANCE WITH LAW. Borrower has complied, and will comply, in all material respects, with all provisions of all foreign, federal, state and local laws and regulations relating to Borrower, including, but not limited to, those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and all environmental matters.

     3.10 LITIGATION. Except as disclosed in the Schedule, there is no claim, suit, litigation, proceeding or investigation pending or (to best of Borrower's knowledge) threatened by or against or affecting Borrower in any court or before any governmental agency (or any basis therefor known to Borrower) which may result, either separately or in the aggregate, in any material adverse change in the financial condition or business of Borrower, or in any material impairment in the ability of Borrower to carry on its business in substantially the same manner as it is now being conducted. Borrower will promptly inform Silicon in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against Borrower involving any single claim of $50,000 or more, or involving $100,000 or more in the aggregate.

     3.11 USE OF PROCEEDS. All proceeds of all Loans shall be used solely for lawful business purposes. Borrower is not purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock."

4.   RECEIVABLES.

     4.1   REPRESENTATIONS RELATING TO RECEIVABLES. Borrower represents and
warrants to Silicon as follows:               Each Receivable with respect to
which Loans are requested by Borrower shall, on the date each Loan is requested and made, (i) represent an undisputed bona fide existing unconditional obligation of the Account Debtor created by the sale, delivery, and acceptance of goods or the rendition of services in the ordinary course of Borrower's business, and (ii) meet the Minimum Eligibility Requirements set forth in
Section 8 below.

     4.2 REPRESENTATIONS RELATING TO DOCUMENTS AND LEGAL COMPLIANCE. Borrower represents and warrants to Silicon as follows: All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Receivables are and shall be true and correct and all such invoices, instruments and other documents and all of Borrower's books and records are and shall be genuine and in all respects what they purport to be, and all signatories and endorsers have the capacity to contract. All sales and other transactions underlying or giving rise to each Receivable shall fully comply with all applicable laws and governmental rules and regulations. All signatures and indorsements on all documents, instruments, and agreements relating to all Receivables are and shall be genuine, and all such documents, instruments and agreements are and shall be legally enforceable in accordance with their terms.

     4.3   SCHEDULES AND DOCUMENTS RELATING TO RECEIVABLES.   Borrower shall
deliver to Silicon transaction reports and loan requests, schedules and assignments of all Receivables, and schedules of collections, all on Silicon's standard forms; provided, however, that Borrower's failure to execute and deliver the same shall not affect or limit Silicon's security interest and other rights in all of Borrower's Receivables, nor shall Silicon's failure to advance or lend against a specific Receivable affect or limit Silicon's security interest and other rights therein. Loan requests received after 2:30 PM will not be considered by Silicon until the next Business Day. Together with each such schedule and assignment, or later if requested by Silicon, Borrower shall furnish Silicon with copies (or, at Silicon's request, originals) of all contracts, orders, invoices, and other similar documents, and all original shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Receivables, and Borrower warrants the genuineness of all of the foregoing. Borrower shall also furnish to Silicon an aged accounts receivable trial balance in such form and at such intervals as Silicon shall request. In addition, Borrower shall deliver to Silicon the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Receivables, immediately upon receipt thereof and in the same form as received, with all necessary indorsements, all of which shall be with recourse. Borrower shall also provide Silicon with copies of all credit memos within two days after the date issued.

     4.4 COLLECTION OF RECEIVABLES. Borrower shall have the right to collect all Receivables, unless and until a Default or an Event of Default has occurred. Borrower shall hold all payments on, and proceeds of, Receivables in trust for Silicon, and Borrower shall immediately deliver all such payments and proceeds to Silicon in their original form, duly endorsed in blank, to be applied to the Obligations in such order as Silicon shall determine. Silicon may, in its discretion, require that all proceeds of Collateral be deposited by Borrower into a lockbox account, or such other "blocked account" as Silicon may specify, pursuant to a blocked account agreement in such form as Silicon may specify. Silicon or its designee may, at any time, notify Account Debtors that the Receivables have been assigned to Silicon.

     4.5. REMITTANCE OF PROCEEDS. All proceeds arising from the disposition of any Collateral shall be delivered, in kind, by Borrower to Silicon in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower, to be applied to the Obligations in such order as Silicon shall determine; provided that, if no Default or Event of Default has occurred, Borrower shall not be obligated to remit to Silicon the proceeds of the sale of worn out or obsolete equipment disposed of by Borrower in good faith in an arm's length transaction for an aggregate purchase price of $25,000 or less (for all such transactions in any fiscal year). Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower's other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Silicon. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

     4.6 DISPUTES. Borrower shall notify Silicon promptly of all disputes or claims relating to Receivables. Borrower shall not forgive (completely or partially), compromise or settle any Receivable for less than payment in full, or agree to do any of the foregoing, except that Borrower may do so, provided that: (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, and in arm's length transactions, which are reported to Silicon on the regular reports provided to Silicon; (ii) no Default or Event of Default has occurred and is continuing; and (iii) taking into account all such discounts settlements and forgiveness, the total outstanding Loans will not exceed the Credit Limit. Silicon may, at any time after the occurrence of an Event of Default, settle or adjust disputes or claims directly with Account Debtors for amounts and upon terms which Silicon considers advisable in its reasonable credit judgment and, in all cases, Silicon shall credit Borrower's Loan account with only the net amounts received by Silicon in payment of any Receivables.

     4.7 RETURNS. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower in the ordinary course of its business, Borrower shall promptly determine the reason for such return and promptly issue a credit memorandum to the Account Debtor in the appropriate amount (sending a copy to Silicon). In the event any attempted return occurs after the occurrence of any Event of Default, Borrower shall (i) hold the returned Inventory in trust for Silicon, (ii) segregate all returned Inventory from all of Borrower's other property, (iii) conspicuously label the returned Inventory as Silicon's property, and (iv) immediately notify Silicon of the return of any Inventory, specifying the reason for such return, the location and condition of the returned Inventory, and on Silicon's request deliver such returned Inventory to Silicon.

     4.8 VERIFICATION. Silicon may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Receivables, by means of mail, telephone or otherwise, either in the name of Borrower or Silicon or such other name as Silicon may choose.

     4.9 NO LIABILITY. Silicon shall not under any circumstances be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to a Receivable, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Receivable, or for settling any Receivable in good faith for less than the full amount thereof, nor shall Silicon be deemed to be responsible for any of Borrower's obligations under any contract or agreement giving rise to a Receivable. Nothing herein shall, however, relieve Silicon from liability for its own gross negligence or willful misconduct.

5.   ADDITIONAL DUTIES OF THE BORROWER.

     5.1 FINANCIAL AND OTHER COVENANTS. Borrower shall at all times comply with the financial and other covenants set forth in the Schedule.

     5.2 INSURANCE. Borrower shall, at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably accept-able to Silicon, in such form and amounts as Silicon may reasonably require, and Borrower shall provide evidence of such insurance to Silicon, so that Silicon is satisfied that such insurance is, at all times, in full force and effect. All such insurance policies shall name Silicon as an additional loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to Silicon. Upon receipt of the proceeds of any such insurance, Silicon shall apply such proceeds in reduction of the Obligations as Silicon shall determine in its sole discretion, except that, provided no Default or Event of Default has occurred and is continuing, Silicon shall release to Borrower insurance proceeds with respect to Equipment totaling less than $100,000, which shall be utilized by Borrower for the replacement of the Equipment with respect to which the insurance proceeds were paid. Silicon may require reasonable assurance that the insurance proceeds so released will be so used. If Borrower fails to provide or pay for any insurance, Silicon may, but is not obligated to, obtain the same at Borrower's expense. Borrower shall promptly deliver to Silicon copies of all reports made to insurance companies.

     5.3 REPORTS. Borrower, at its expense, shall provide Silicon with the written reports set forth in the Schedule, and such other written reports with respect to Borrower (including budgets, sales projections, operating plans and other financial documentation), as Silicon shall from time to time reasonably specify.

     5.4 ACCESS TO COLLATERAL, BOOKS AND RECORDS. At reasonable times, and on one Business Day's notice, Silicon, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Borrower's books and records. Silicon shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but Silicon shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. The foregoing inspections and audits shall be at Borrower's expense and the charge therefor shall be $500 per person per day (or such higher amount as shall represent Silicon's then current standard charge for the same), plus reasonable out of pocket expenses. Borrower will not enter into any agreement with any accounting firm, service bureau or third party to store Borrower's books or records at any location other than Borrower's Address, without first obtaining Silicon's written consent, which may be conditioned upon such accounting firm, service bureau or other third party agreeing to give Silicon the same rights with respect to access to books and records and related rights as Silicon has under this Loan Agreement. Borrower waives the benefit of any accountant-client privilege or other evidentiary privilege precluding or limiting the disclosure, divulgence or delivery of any of its books and records (except that Borrower does not waive any attorney-client privilege).

     5.5 NEGATIVE COVENANTS. Except as may be permitted in the Schedule, Borrower shall not, without Silicon's prior written consent, do any of the following: (i) merge or consolidate with another corporation or entity; (ii) acquire any assets, except in the ordinary course of business; (iii) enter into any other transaction outside the ordinary course of business; (iv) sell or transfer any Collateral, except for the sale of finished Inventory in the ordinary course of Borrower's business, and except for the sale of obsolete or unneeded Equipment in the ordinary course of business; (v) store any Inventory or other Collateral with any warehouseman or other third party; (vi) sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis; (vii) make any loans of any money or other assets; (viii) incur any debts, outside the ordinary course of business, which would have a material, adverse effect on Borrower or on the prospect of repayment of the Obligations;
(ix) guarantee or otherwise become liable with respect to the obligations of another party or entity; (x) pay or declare any dividends on Borrower's stock (except for dividends payable solely in stock of Borrower); (xi) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock;
(xii) make any change in Borrower's capital structure which would have a material adverse effect on Borrower or on the prospect of repayment of the Obligations; or (xiii) pay total compensation, including salaries, fees, bonuses, commissions, and all other payments, whether directly or indirectly, in money or otherwise, to Borrower's executives, officers and directors (or any relative thereof) in an amount in excess of the amount set forth on the Schedule; or (xiv) dissolve or elect to dissolve. Transactions permitted by the foregoing provisions of this Section are only permitted if no Default or Event of Default would occur as a result of such transaction.

     5.6 LITIGATION COOPERATION. Should any third-party suit or proceeding be instituted by or against Silicon with respect to any Collateral or in any manner relating to Borrower, Borrower shall, without expense to Silicon, make available Borrower and its officers, employees and agents and Borrower's books and records, to the extent that Silicon may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

     5.7 FURTHER ASSURANCES. Borrower agrees, at its expense, on request by Silicon, to execute all documents and take all actions, as Silicon, may deem reasonably necessary or useful in order to perfect and maintain Silicon's perfected security interest in the Collateral, and in order to fully consummate the transactions contemplated by this Agreement.

6.  TERM.

     6.1 MATURITY DATE. This Agreement shall continue in effect until the maturity date set forth on the Schedule (the "Maturity Date"); provided that the Maturity date shall automatically be extended, and this Agreement shall automatically and continuously renew, for successive additional terms of one year each, unless one party gives written notice to the other, not less than sixty days prior to the next Maturity Date, that such party elects to terminate this Agreement effective on the next Maturity Date.

     6.2 EARLY TERMINATION. This Agreement may be terminated prior to the Maturity Date as follows: (i) by Borrower, effective three Business Days after written notice of termination is given to Silicon; or (ii) by Silicon at any time after the occurrence of an Event of Default, without notice, effective immediately.

     6.3 PAYMENT OF OBLIGATIONS. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Without limiting the generality of the foregoing, if on the Maturity Date, or on any earlier effective date of termination, there are any outstanding Letters of Credit issued by Silicon or issued by another institution based upon an application, guarantee, indemnity or similar agreement on the part of Silicon, then on such date Borrower shall provide to Silicon cash collateral in an amount equal to the face amount of all such Letters of Credit plus all interest, fees and cost due or to become due in connection therewith, to secure all of the Obligations relating to said Letters of Credit, pursuant to Silicon's then standard form cash pledge agreement. Notwithstanding any termination of this Agreement, all of Silicon's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that, without limiting the fact that Loans are subject to the discretion of Silicon, Silicon may, in its sole discretion, refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of Silicon, nor shall any such termination relieve Borrower of any Obligation to Silicon, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations and termination of this Agreement, Silicon shall promptly deliver to Borrower termination statements, requests for reconveyances and such other documents as may be required to fully terminate Silicon's security interests.

7.   EVENTS OF DEFAULT AND REMEDIES.

     7.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and Borrower shall give Silicon immediate written notice thereof: (a) Any warranty, representation, statement, report or certificate made or delivered to Silicon by Borrower or any of Borrower's officers, employees or agents, now or in the future, shall be untrue or misleading in a material respect; or (b) Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation; or (c) the total Loans and other Obligations outstanding at any time shall exceed the Credit Limit; or (d) Borrower shall fail to comply with any of the financial covenants set forth in the Schedule or shall fail to perform any other non-monetary Obligation which by its nature cannot be cured; or (e) Borrower shall fail to perform any other non-monetary Obligation, which failure is not cured within 5 Business Days after the date due; or (f) Any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted Lien) is made on all or any part of the Collateral which is not cured within 10 days after the occurrence of the same; or (g) any default or event of default occurs under any obligation secured by a Permitted Lien, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien; or (h) Borrower breaches any material contract or obligation, which has or may reasonably be expected to have a material adverse effect on Borrower's business or financial condition; or (i) Dissolution, termination of existence, insolvency or business failure of Borrower; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (j) the commencement of any proceeding against Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 30 days after the date commenced; or (k) revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing, or commencement of proceedings by any guarantor of any of the Obligations under any bankruptcy or insolvency law; or (l) revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset of any kind pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or (m) Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or (n) there shall be a change in the record or beneficial ownership of an aggregate of more than 20% of the outstanding shares of stock of Borrower, in one or more transactions, compared to the ownership of outstanding shares of stock of Borrower in effect on the date hereof, without the prior written consent of Silicon; or (o) Borrower shall generally not pay its debts as they become due, or Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or (p) there shall be a material adverse change in Borrower's business or financial condition; or (q) Silicon, acting in good faith and in a commercially reasonable manner, deems itself insecure because of the occurrence of an event prior to the effective date hereof of which Silicon had no knowledge on the effective date or because of the occurrence of an event on or subsequent to the effective date. Silicon may cease making any Loans hereunder during any of the above cure periods, and thereafter if an Event of Default has occurred.

     7.2 REMEDIES. Upon the occurrence of any Event of Default, and at any time thereafter, Silicon, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following: (a) Cease making Loans or otherwise extending credit to Borrower under this Agreement or any other document or agreement;
(b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes Silicon without judicial process to enter onto any of Borrower's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as Silicon deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Silicon seek to take possession of any of the Collateral by Court process, Borrower hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Silicon retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (d) Require Borrower to assemble any or all of the Collateral and make it available to Silicon at places designated by Silicon which are reasonably convenient to Silicon and Borrower, and to remove the Collateral to such locations as Silicon may deem advisable; (e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Silicon shall have the right to use Borrower's premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge; (f) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time Silicon obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Silicon shall have the right to conduct such disposition on Borrower's premises without charge, for such time or times as Silicon deems reasonable, or on Silicon's premises, or elsewhere and the Collateral need not be located at the place of disposition. Silicon may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale; (g) Demand payment of, and collect any Receivables and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes Silicon to endorse or sign Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Silicon's sole discretion, to grant extensions of time to pay, compromise claims and settle Receivables and the like for less than face value; (h) Offset against any sums in any of Borrower's general, special or other Deposit Accounts with Silicon; and (i) Demand and receive possession of any of Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto. All reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by Silicon with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Without limiting any of Silicon's rights and remedies, from and after the occurrence of any Event of Default, the interest rate applicable to the Obligations shall be increased by an additional four percent per annum.

     7.3 STANDARDS FOR DETERMINING COMMERCIAL REASONABLENESS. Borrower and Silicon agree that a sale or other disposition (collectively, "sale") of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable: (i) Notice of the sale is given to Borrower at least seven days prior to the sale, and, in the case of a public sale, notice of the sale is published at least seven days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) Notice of the sale describes the collateral in general, non-specific terms; (iii) The sale is conducted at a place designated by Silicon, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m; (v) Payment of the purchase price in cash or by cashier's check or wire transfer is required; (vi) With respect to any sale of any of the Collateral, Silicon may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same. Silicon shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

     7.4 POWER OF ATTORNEY. Upon the occurrence of any Event of Default, without limiting Silicon's other rights and remedies, Borrower grants to Silicon an irrevocable power of attorney coupled with an interest, authorizing and permitting Silicon (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower's expense, to do any or all of the following, in Borrower's name or otherwise, but Silicon agrees to exercise the following powers in a commercially reasonable manner: (a) Execute on behalf of Borrower any documents that Silicon may, in its sole discretion, deem advisable in order to perfect and maintain Silicon's security interest in the Collateral, or in order to exercise a right of Borrower or Silicon, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements; (b) Execute on behalf of Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of Silicon's Collateral or in which Silicon has an interest; (c) Execute on behalf of Borrower, any invoices relating to any Receivable, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien; (d) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into Silicon's possession; (e) Endorse all checks and other forms of remittances received by Silicon; (f) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) Grant extensions of time to pay, compromise claims and settle Receivables and General Intangibles for less than face value and execute all releases and other documents in connection therewith; (h) Pay any sums required on account of Borrower's taxes or to secure the release of any liens therefor, or both; (i) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (j) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give Silicon the same rights of access and other rights with respect thereto as Silicon has under this Agreement; and (k) Take any action or pay any sum required of Borrower pursuant to this Agreement and any other present or future agreements. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Silicon with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. In no event shall Silicon's rights under the foregoing power of attorney or any of Silicon's other rights under this Agreement be deemed to indicate that Silicon is in control of the business, management or properties of Borrower.

     7.5 APPLICATION OF PROCEEDS. All proceeds realized as the result of any sale of the Collateral shall be applied by Silicon first to the reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Silicon in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as Silicon shall determine in its sole discretion. Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to Silicon for any deficiency. If, Silicon, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Silicon shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Silicon of the cash therefor.

     7.6 REMEDIES CUMULATIVE. In addition to the rights and remedies set forth in this Agreement, Silicon shall have all the other rights and remedies accorded a secured party under the California Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Silicon and Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Silicon of one or more of its rights or remedies shall not be deemed an election, nor bar Silicon from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Silicon to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

8. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

     "ACCOUNT DEBTOR" means the obligor on a Receivable.

     "AFFILIATE" means, with respect to any Person, a relative, partner, shareholder, director, officer, or employee of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

     "BUSINESS DAY" means a day on which Silicon is open for business.

     "CODE" means the Uniform Commercial Code as adopted and in effect in the State of California from time to time.

     "COLLATERAL" has the meaning set forth in Section 2.1 above.

     "DEFAULT" means any event which with notice or passage of time or both, would constitute an Event of Default.

     "DEPOSIT ACCOUNT" has the meaning set forth in Section 9105 of the Code.

     "ELIGIBLE INVENTORY" means Inventory which Silicon, in its sole judgment, deems eligible for borrowing, based on such considerations as Silicon may from time to time deem appropriate. Without limiting the fact that the determination of which Inventory is eligible for borrowing is a matter of Silicon's discretion, Inventory which does not meet the following requirements will not be deemed to be

Eligible Inventory: Inventory which (i) consists of * finished goods, in good, new and salable condition which is not perishable, not obsolete or unmerchantable, and is not comprised of work in process, packaging materials or supplies; (iii) meets all applicable governmental standards; (iv) has been manufactured in compliance with the Fair Labor Standards Act; (v) conforms in all respects to the warranties and representations set forth in this Agreement;
(vi) is at all times subject to Silicon's duly perfected, first priority security interest; and (vii) is situated at a one of the locations set forth on the Schedule.

     *RAW MATERIALS OR

     "ELIGIBLE RECEIVABLES" means Receivables arising in the ordinary course of Borrower's business from the sale of goods or rendition of services, which Silicon, in its sole judgment, shall deem eligible for borrowing, based on such considerations as Silicon may from time to time deem appropriate. Without limiting the fact that the determination of which Receivables are eligible for borrowing is a matter of Silicon's discretion, the following (the "MINIMUM ELIGIBILITY REQUIREMENTS") are the minimum requirements for a Receivable to be an Eligible Receivable: (i) the Receivable must not be outstanding for more than 90 days from its invoice date, (ii) the Receivable must not represent progress billings, or be due under a fulfillment or requirements contract with the Account Debtor, (iii) the Receivable must not be subject to any contingencies (including Receivables arising from sales on consignment, guaranteed sale or other terms pursuant to which payment by the Account Debtor may be conditional), (iv) the Receivable must not be owing from an Account Debtor with whom the Borrower has any dispute (whether or not relating to the particular Receivable), (v) the Receivable must not be owing from an Affiliate of Borrower, (vi) the Receivable must not be owing from an Account Debtor which is subject to any insolvency or bankruptcy proceeding, or whose financial condition is not acceptable to Silicon, or which, fails or goes out of a material portion of its business, (vii) the Receivable must not be owing from the United States or any department, agency or instrumentality thereof (unless there has been compliance, to Silicon's satisfaction, with the United States Assignment of Claims Act), (viii) the Receivable must not be owing from an Account Debtor located outside the United States or Canada (unless * pre-approved by Silicon in its discretion in writing, or backed by a letter of credit satisfactory to Silicon, or FCIA insured satisfactory to Silicon), (ix) the Receivable must not be owing from an Account Debtor to whom Borrower is or may be liable for goods purchased from such Account Debtor or otherwise. Receivables owing from one Account Debtor will not be deemed Eligible Receivables to the extent they exceed 25% of the total eligible Receivables outstanding. In addition, if more than 50% of the Receivables owing from an Account Debtor ** are outstanding more than 90 days from their invoice date (without regard to unapplied credits) or are otherwise not eligible Receivables, then all Receivables owing from that Account Debtor will be deemed ineligible for borrowing. Silicon may, from time to time, in its discretion, revise the Minimum Eligibility Requirements, upon written notice to the Borrower.

     *THE ACCOUNT DEBTOR IS DAI NIPPON SCREEN MANUFACTURING CO. LTD., OR AVID TACHNOLOGY-IRELAND, OR MARUBENI INT'L ELECTRONICS, OR IS OTHERWISE

     **WHICH IS NOT A DISTRIBUTOR, OR MORE THAN 10% OF THE RECEIVABLES OWING FROM AN ACCOUNT DEBTOR WHICH IS A DISTRIBUTOR,

     "EQUIPMENT" means all of Borrower's present and hereafter acquired machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dyes, jigs, goods and other tangible personal property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

     "EVENT OF DEFAULT" means any of the events set forth in Section 7.1 of this Agreement.

     "GENERAL INTANGIBLES" means all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, Deposit Accounts, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Silicon, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance), tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

     "INVENTORY" means all of Borrower's now owned and hereafter acquired goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease (including without limitation all raw materials, work in process, finished goods and goods in transit), and all materials and supplies of every kind, nature and description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all warehouse receipts, documents of title and other documents representing any of the foregoing.

     "OBLIGATIONS" means all present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Silicon, whether evidenced by this Agreement or any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Silicon in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney's fees, expert witness fees, audit fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, termination fees, minimum interest charges and any other sums chargeable to Borrower under this Agreement or under any other present or future instrument or agreement between Borrower and Silicon.

     "PERMITTED LIENS" means the following: (i) purchase money security interests in specific items of Equipment; (ii) leases of specific items of Equipment; (iii) liens for taxes not yet payable; (iv) additional security interests and liens consented to in writing by Silicon, which consent shall not be unreasonably withheld; (v) security interests being terminated substantially concurrently with this Agreement; (vi) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent; (vii) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (i) or (ii) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (viii) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods. Silicon will have the right to require, as a condition to its consent under subparagraph (iv) above, that the holder of the additional security interest or lien sign an intercreditor agreement on Silicon's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of Silicon, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Borrower agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.

     "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

     "RECEIVABLES" means all of Borrower's now owned and hereafter acquired accounts (whether or not earned by performance), letters of credit, contract rights, chattel paper, instruments, securities, documents and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.

     OTHER TERMS.   All accounting terms used in this Agreement, unless
otherwise indicated, shall have the meanings given to such terms in accordance with generally accepted accounting principles, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

9.    GENERAL PROVISIONS.

     9.1 INTEREST COMPUTATION. In computing interest on the Obligations, all checks, wire transfers and other items of payment received by Silicon (including proceeds of Receivables and payment of the Obligations in full) shall be deemed applied by Silicon on account of the Obligations three Business Days after receipt by Silicon of immediately available funds. Silicon shall not, however, be required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to Silicon in its sole discretion, and Silicon may charge Borrower's loan account for the amount of any item of payment which is returned to Silicon unpaid.

     9.2 APPLICATION OF PAYMENTS. All payments with respect to the Obligations may be applied, and in Silicon's sole discretion reversed and re-applied, to the Obligations, in such order and manner as Silicon shall determine in its sole discretion.

     9.3 CHARGES TO ACCOUNTS. Silicon may, in its discretion, require that Borrower pay monetary Obligations in cash to Silicon, or charge them to Borrower's Loan account, in which event they will bear interest at the same rate applicable to the Loans. Silicon may also, in its discretion, charge any monetary Obligations to Borrower's Deposit Accounts maintained with Silicon.

     9.4   MONTHLY ACCOUNTINGS.   Silicon shall provide Borrower monthly with
an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Silicon), unless Borrower notifies Silicon in writing to the contrary within thirty days after each account is rendered, describing the nature of any alleged errors or admissions.

     9.5  NOTICES.    All notices to be given under this Agreement shall be
in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, addressed to Silicon or Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. Notices to Silicon shall be directed to the Commercial Finance Division, to the attention of the Division Manager or the Division Credit Manager. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one Business Day following delivery to the private delivery service, or two Business Days following the deposit thereof in the United States mail, with postage prepaid.

     9.6  SEVERABILITY.   Should any provision of this Agreement be held by any
court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

     9.7 INTEGRATION. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and Silicon and supersede al prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. THERE ARE NO ORAL UNDERSTANDINGS, REPRESENTATIONS OR AGREEMENTS BETWEEN THE PARTIES WHICH ARE NOT SET FORTH IN THIS AGREEMENT OR IN OTHER WRITTEN AGREEMENTS
SIGNED BY THE PARTIES IN CONNECTION HEREWITH.

     9.8 WAIVERS. The failure of Silicon at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrower and Silicon shall not waive or diminish any right of Silicon later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other agreement now or in the future executed by Borrower and delivered to Silicon shall be deemed to have been waived by any act or knowledge of Silicon or its agents or employees, but only by a specific written waiver signed by an authorized officer of Silicon and delivered to Borrower. Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by Silicon on which Borrower is or may in any way be liable, and notice of any action taken by Silicon, unless expressly required by this Agreement.

     9.9 NO LIABILITY FOR ORDINARY NEGLIGENCE. Neither Silicon, nor any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Silicon shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or any other party through the ordinary negligence of Silicon, or any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Silicon, but nothing herein shall relieve Silicon from liability for its own gross negligence or willful misconduct.

     9.10 AMENDMENT. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of Silicon.

     9.11 TIME OF ESSENCE. Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.

     9.12 ATTORNEYS FEES AND COSTS. Borrower shall reimburse Silicon for all reasonable attorneys' fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by Silicon, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs Silicon incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Silicon's security interest in, the Collateral; and otherwise represent Silicon in any litigation relating to Borrower. IN SATISFYING BORROWER'S OBLIGATION HEREUNDER TO REIMBURSE SILICON FOR ATTORNEYS FEES, BORROWER MAY, FOR CONVENIENCE, ISSUE CHECKS DIRECTLY TO SILICON'S ATTORNEYS, LEVY, SMALL & LALLAS, BUT BORROWER ACKNOWLEDGES AND AGREES THAT LEVY, SMALL & LALLAS IS REPRESENTING ONLY SILICON AND NOT BORROWER IN CONNECTION WITH THIS AGREEMENT. If either Silicon or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys' fees and costs to which Silicon may be entitled pursuant to this Paragraph shall immediately become part of Borrower's Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

     9.13 BENEFIT OF AGREEMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and Silicon; provided, however, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Silicon, and any prohibited assignment shall be void. No consent by Silicon to any assignment shall release Borrower from its liability for the Obligations.

     9.14 JOINT AND SEVERAL LIABILITY. If Borrower consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

     9.15 LIMITATION OF ACTIONS. Any claim or cause of action by Borrower against Silicon, its directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Loan Agreement, or any other present or future document or agreement, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by Silicon, its directors, officers, employees, agents, accountants or attorneys, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one year after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, and the service of a summons and complaint on an officer of Silicon, or on any other person authorized to accept service on behalf of Silicon, within thirty (30) days thereafter. Borrower agrees that such one-year period is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by the written consent of Silicon in its sole discretion. This provision shall survive any termination of this Loan Agreement or any other present or future agreement.

     9.16 PARAGRAPH HEADINGS; CONSTRUCTION. Paragraph headings are only used in this Agreement for convenience. Borrower and Silicon acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. The term "including", whenever used in this Agreement, shall mean "including (but not limited to)". This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Silicon or Borrower under any rule of construction or otherwise.

     9.17  GOVERNING LAW; JURISDICTION; VENUE.   This Agreement and all acts
and transactions hereunder and all rights and obligations of Silicon and Borrower shall be governed by the laws of the State of California. As a material part of the consideration to Silicon to enter into this Agreement, Borrower (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at Silicon's option, be litigated in courts located within California, and that the exclusive venue therefor shall be Santa Clara County; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and
(iii) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

     9.18 MUTUAL WAIVER OF JURY TRIAL. BORROWER AND SILICON EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN SILICON AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF SILICON OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH SILICON OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.
BORROWER:

     RASTEROPS, INC.


     BY  /s/ illegible
       --------------------------------------
            PRESIDENT OR VICE PRESIDENT

     BY  /s/ illegible
       --------------------------------------
            SECRETARY OR ASS'T SECRETARY

     TRUEVISION, INC.


     BY  /s/ illegible
       --------------------------------------
            PRESIDENT OR VICE PRESIDENT

     BY  /s/ illegible
       --------------------------------------
            SECRETARY OR ASS'T SECRETARY


SILICON:

     SILICON VALLEY BANK

     BY  /s/ RICHARD J. ?
       --------------------------------------

     TITLE /s/ SR. VICE PRESIDENT
          -----------------------------------

42,914

                     SILICON VALLEY BANK


                           SCHEDULE TO

                     LOAN AND SECURITY AGREEMENT

BORROWER:            RASTEROPS
                     TRUEVISION, INC.

ADDRESS:             2500 WALSH AVENUE
                     SANTA CLARA, CALIFORNIA

DATE:                JUNE 13, 1995

This Schedule forms an integral part of the Loan and Security Agreement between Silicon Valley Bank and the above-borrower of even date.
-------------------------------------------------------------------------------


1.   CREDIT LIMIT
     (Section 1.1):    An amount not to exceed the lesser of a total of
                       $7,000,000 at any one time outstanding, or the sum or (a) and (b) below:
                           (a) 75% of the amount of Borrower's Eligible
                           Receivables (as defined in Section 8 above), plus

                           (b) an amount not to exceed the lesser of:

                              (1) 20% of the value of Borrower's Eligible Inventory (as defined in Section 8 above), calculated at the lower of cost or market value and determined on a first-in, first-out basis, or

                              (2)    $1,250,000.

                       Loans to each Borrower will be made separately, based on the Eligible Receivables and Eligible Inventory of each Borrower. Prior to the making of any Loans with respect to Inventory, Borrower shall provide to Silicon an appriasal of its inventory by Koll-Dovetech, which shall be satisfactory to Silicon in its discretion.

LETTER OF CREDIT SUBLIMIT
(Section 1.5):         $5,000,000; provided that the total amount of Letters of
                       Credit at any time outstanding and the total amount of any Exchange Contracts outstanding may not exceed
                       $5,000,000 in the aggregate.




FOREIGN EXCHANGE
CONTRACT SUBLIMIT      Up to $5,000,000 of the Credit Limit may be utilized for
                       spot and future foreign exchange contracts (the "Exchange
                       Contracts"); provided that the total amount of Letters of Credit at any time outstanding and the total amount of any Exchange Contracts outstanding may not exceed
                       $5,000,000 in the aggregate.  The Credit

Limit available at any time shall be reduced by the following amounts (the "Foreign Exchange Reserve") on each day (the "Determination Date"): (i) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed more than two business days from the Determination Date, 10% of the gross amount of the Exchange Contracts; plus (ii) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed within two business days after the Determination Date, 100% of the gross amount of the Exchange Contracts. In lieu of the Foreign Exchange Reserve for 100% of the gross amount of any Exchange Contract, the Borrower may request that Silicon debit the Borrower's bank account with Silicon for such amount, provided Borrower has immediately available funds in such amount in its bank account.

Silicon may, in its discretion, terminate the Exchange Contracts at any time
(a) that an Event of Default occurs or (b) that there is not sufficient availability under the Credit Limit and Borrower does not have available funds in its bank account to satisfy the Foreign Exchange Reserve. If either Silicon or Borrower terminates the Exchange Contracts, and without limitation of the FX Indemnity Provisions (as referred to below), Borrower agrees to reimburse Silicon for any and all fees, costs and expenses relating thereto or arising in connection therewith.

Borrower shall not permit the total gross amount of all Exchange Contracts on which delivery is to be effected and settlement allowed in any two business day period to be more than $2,000,000, nor shall Borrower permit the total gross amount of all Exchange Contracts to which Borrower is a party, outstanding at any one time, to exceed $5,000,000.

The Borrower shall execute all standard form applications and agreements of Silicon in connection with the Exchange Contracts, and without limiting any of the terms of such applications and agreements, the Borrower will pay all standard fees and charges of Silicon in connection with the Exchange Contracts.

Without limiting any of the other terms of this Loan Agreement or any such standard form applications and agreements of Silicon, Borrower agrees to indemnify Silicon and hold it harmless, from and against any and all claims, debts, liabilities, demands, obligations, actions, costs and expenses (including, without limitation, attorneys' fees of counsel of Silicon's choice), of every nature and description, which it may sustain or incur, based upon, arising out of, or in any way relating to any of the Exchange Contracts or any transactions relating thereto or contemplated thereby (collectively referred to as the "FX Indemnity Provisions").

The Exchange Contracts shall have maturity dates no later than the Maturity
Date.

2. INTEREST.

        INTEREST RATE (Section 1.2):

                             A rate equal to the "Prime Rate" in effect from time to time, plus 2.75% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. "Prime Rate" means the rate announced from time to time by Silicon as its "prime rate;" it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

        MINIMUM MONTHLY
        INTEREST (Section 1.2):  Not applicable.
--------------------------------------------------------------------------------

3. FEES (Section 1.4):

        Loan Fee:            $20,000, payable concurrently herewith.


        Collateral Monitoring
        Fee:                 Not applicable
--------------------------------------------------------------------------------

4. MATURITY DATE
    (Section 6. 1):          One year from the date of this Agreement, subject
                             to automatic renewal as provided in Section 6.1
                             above, and early termination as provided in Section
                             6.2 above.
--------------------------------------------------------------------------------
5. FINANCIAL COVENANTS
    (Section 5.1):           Borrower shall comply with all of the following
                             covenants. Compliance shall be determined as of the end of each month, except as otherwise specifically provided below. Compliance shall be determined with respect to RasterOps, on a consolidated basis.

        DEBT TO TANGIBLE
        NET WORTH RATIO:     Borrower shall maintain a ratio of total
                             liabilities to Tangible Net Worth of not more than
                             3.0 to 1.

        MINIMUM TANGIBLE
        NET WORTH:           Borrower shall maintain a Tangible Net Worth of not
                             less than the "Minimum Tangible Debt Worth", which shall mean: $8,000,000, PLUS (i) an amount equal to 50% of the value of any consideration received after the date hereof for any stock or other securities issued by the Borrower, plus (ii) 50% of the amount of any increase in Borrower's Tangible
                             Net Worth which occurs as a result of a settlement of the lawsuit entitled " SEE BELOW * " or any related litigation (including without limitation increases which occur as a result of the release of reserves maintained by Borrower in connection with the same).






                                         * lawsuit "MARKLEEBETH CORP.  ET AL.
                                 -3-     vs. KIETH SORENSON RASTEROPS ET AL."

DEFINITIONS.                 For purposes of the foregoing financial covenants,
                             the following terms shall have the following meanings:

                             "Liabilities" shall have the meaning ascribed to that term by generally accepted accounting principles.

                             "Tangible Net Worth" shall mean the excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, with the following adjustments:

                                 (A) there shall be excluded from assets: (i) notes, accounts receivable and other obligations owing to the Borrower from its officers or other Affiliates, and (ii) all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licenses and franchises

                                 (B) there shall be excluded from liabilities: all indebtedness which is subordinated to the Obligations under a subordination agreement in form specified by Silicon or by language in the instrument evidencing the indebtedness which is acceptable to Silicon in its discretion.


--------------------------------------------------------------------------------
6. REPORTING. (Section 5.3):

                                 Borrower shall provide Silicon with the
                                 following:

                                 1. Monthly Receivable agings, aged by invoice
                                    date, within ten days after the end of each month.

                                 2. Monthly accounts payable agings, aged by
                                    invoice date, and outstanding or held check registers within ten days after the end of each month.

                                 3. Monthly perpetual inventory reports for the
                                    Inventory, on a category by category basis, valued on a first-in, first-out basis at the lower of cost or market (in accordance with generally accepted accounting principles) or such other inventory reports as are reasonably requested by Silicon, all within ten days after the end of each month.

                                 4. Monthly unaudited financial statements, as
                                    soon as available, and in any event within thirty days after the end of each month.

                                 5. Monthly Compliance Certificates, within
                                    thirty days after the end of each month, in such form as Silicon shall reasonably specify, signed by the Chief Financial Officer of Borrower, certifying that as of the end of such month Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Silicon shall reasonably request.


                                       -4-